UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

International Securities Exchange, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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60 Broad Street

New York, New York 10004

April 6, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of International Securities Exchange, Inc. The Annual Meeting will be held at 10:00 a.m., local time, on Thursday, May 11, 2006, at The Down Town Association, located at 60 Pine Street, New York, NY 10005.

This solicitation is being made on behalf of the Board of Directors of International Securities Exchange, Inc. This letter and the accompanying proxy statement, proxy card and Annual Report are first being mailed to shareholders on or about April 6, 2006.

Your vote is very important. We urge you to vote by signing, dating and mailing the enclosed proxy card before the Annual Meeting, even if you plan to attend the Annual Meeting. You also may vote by telephone or over the Internet by following the instructions on the enclosed proxy card. We look forward to seeing you at the Annual Meeting.

Sincerely,

Ivers W. Riley	David Krell
Chairman of the Board	President and Chief Executive Officer

60 Broad Street

New York, New York 10004

Notice of Annual Meeting of Shareholders

May 11, 2006

The Annual Meeting of Shareholders of International Securities Exchange, Inc. will be held at 10:00 a.m., local time, on Thursday, May 11, 2006, at The Down Town Association, located at 60 Pine Street, New York, NY 10005, for the following purposes:

1.	to elect four directors whom we refer to as “non-industry directors” (elected by Class A shareholders);

2.	to elect the Chief Executive Officer as a director (elected by Class A shareholders);

3.	to elect (a) one Class B-1 industry director (elected by Class B-1 shareholders voting together as a single class); (b) one Class B-2 industry director (elected by Class B-2 shareholders voting together as a single class); and (c) one Class B-3 industry director (elected by Class B-3 shareholders voting together as a single class). We refer to the directors elected by our Class B shareholders as the “industry directors”;

4.	to ratify our Finance and Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2006 fiscal year; and

5.	to transact any other business that properly comes before the Annual Meeting.

You are entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof, if you were a holder of record of Class A common stock or Class B common stock at the close of business on March 30, 2006.

Your vote is important. We urge you to vote your shares promptly, even if you plan to attend the Annual Meeting. You may vote over the Internet, by telephone or by returning the enclosed proxy card. Specific instructions on how to vote can be found on the proxy card.

Our proxy tabulator for shares of our Class A common stock and shares of our Class B common stock, Computershare Trust Company, Inc., must receive any proxy that will not be delivered in person at the Annual Meeting by 5:00 p.m., local time, on Wednesday, May 10, 2006 in order for your vote to be counted.

By Order of the Board of Directors,

Michael J. Simon

Secretary

April 6, 2006

New York, New York

INTERNATIONAL SECURITIES EXCHANGE, INC.

60 Broad Street

New York, New York 10004

PROXY STATEMENT

GENERAL INFORMATION

When and where is the Annual Meeting?

The Annual Meeting of Shareholders of International Securities Exchange, Inc. will be held on Thursday, May 11, 2006, at 10:00 a.m., local time, at The Down Town Association, located at 60 Pine Street, New York, NY 10005. In this proxy statement, we refer to International Securities Exchange, Inc. as “ISE” or the “Company.” In addition, in this proxy statement, the terms “we,” “us” and “our” refer to ISE or the Company.

Subject to space availability, all holders of Class A common stock and Class B common stock on March 30, 2006, the record date for the Annual Meeting, or their duly appointed proxies, are invited to attend the Annual Meeting. If you attend, you may be asked to present valid picture identification, such as a driver’s license or passport, and, if you are not a shareholder of record, evidence from your broker that you are a shareholder and are eligible to attend the meeting. Shareholders will not be allowed to use cameras (including cell phones with photographic capabilities), recording devices and other electronic devices at the meeting. Please note that The Down Town Association has a strict dress code which prohibits shirts without collars, jeans, shorts, sneakers or sandals.

What proposals are shareholders being asked to vote on?

Holders of Class A common stock are being asked to vote on:

•	the election of four directors whom we refer to as “non-industry directors”;

•	the election of the Chief Executive Officer as a director; and

•	the ratification of our Finance and Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2006 fiscal year.

Holders of Class B-1, Class B-2 and Class B-3 shares are being asked to vote on the election of one industry director for their respective class. We refer to the directors elected by the Class B shareholders collectively as “industry directors” and where the context requires, the “Class B-1 industry directors,” “Class B-2 industry directors,” and “Class B-3 industry directors.”

Why is this proxy statement being sent to me?

We sent you these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. On April 6, 2006, we began mailing these proxy materials to all of our holders of record of Class A common stock and Class B common stock, as of the close of business on March 30, 2006.

Who is entitled to vote?

You may vote if you owned shares of Class A common stock or Class B common stock as of the close of business on March 30, 2006, the record date for the Annual Meeting. The following table shows how many shares of our Class A common stock and Class B common stock were outstanding on the record date and the number of votes to which each share is entitled on the proposals to be presented at the Annual Meeting:

Class of Common Stock	Number of Outstanding Shares	Election of Non-Industry Directors	Election of CEO as Director	Election of Industry Director	Ratification of Independent Registered Public Accounting Firm
Class A	37,924,305	1 vote/share*	1 vote/share*	N/A	1 vote/share*
Class B-1	10	N/A	N/A	1 vote/share*	N/A
Class B-2	147	N/A	N/A	1 vote/share*	N/A
Class B-3	133	N/A	N/A	1 vote/share*	N/A

*	Subject to certain voting limitations noted below.

What are the voting rights of holders of Class A or Class B common stock?

No person (including related persons) may possess the right to vote or cause the voting of shares representing more than 20% of any class or series of our outstanding capital stock or enter into any agreement not to vote shares of stock, the effect of which agreement would be to enable any person (including related persons) to vote or cause the voting of shares of stock that represent in the aggregate more than 20% of any class or series of our outstanding capital stock. The term “related persons” means, (1) with respect to any person, all affiliates and associates of such person (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act); (2) with respect to any person constituting a member, any broker or dealer with which such member is associated; and (3) any two or more persons that have any agreement, arrangement or understanding (whether or not in writing) to act together for the purpose of acquiring, voting, holding or disposing of shares of our capital stock. The 20% voting limit does not apply to any solicitation of any revocable proxy from any of our shareholders by us or by any shareholder pursuant to Regulation 14A under the Exchange Act.

Under our organizational documents, only those shares entitled to vote would be counted for purposes of determining a quorum or a minimum vote required for the transaction of any business at any shareholders’ meeting, including when specified business is to be voted on by a class or a series voting as a class.

Our Board of Directors may waive the provisions regarding voting limits relating to persons other than our Class B shareholders by an amendment to our amended and restated constitution, subject to a determination of the Board that such person (including its related persons) is not subject to any applicable “statutory disqualification” and that such waiver amendment:

•	will not impair our ability to carry out our functions and responsibilities as a “national securities exchange” under the Exchange Act;

•	is otherwise in our best interests and the best interests of our shareholders; and

•	will not impair the ability of the Securities and Exchange Commission, or the SEC, to enforce the Exchange Act.

In making these determinations, our Board of Directors may impose conditions and restrictions on the relevant shareholder or its related persons beneficially owning any shares of our stock entitled to vote on any matter that it deems necessary, appropriate or desirable in furtherance of the objectives of the Exchange Act and our governance. Such amendment to the amended and restated constitution would not be effective unless approved by the SEC. There is no provision allowing our Board of Directors to waive the voting limits for our Class B shareholders.

How do I vote?

You may vote by proxy or in person at the Annual Meeting. If you want to vote by proxy, please complete, sign and date the enclosed proxy card and return it in the enclosed postage-prepaid envelope. You may also cast your vote by telephone by calling the number on your proxy card or electronically over the Internet by going to the website designated on your proxy card. If you plan to attend the meeting and vote in person, we will give you a ballot when you arrive.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. For Class A shareholders only, telephone and Internet voting with respect to Class A shares also will be offered to shareholders owning such Class A shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. If you are a Class A shareholder, you may specify whether your Class A shares should be voted (a) for all, some or none of the nominees for non-industry directors; (b) for the Chief Executive Officer; and (c) for or against the ratification of our independent registered public accounting firm. If you are a Class B shareholder, you may specify whether your shares should be voted for one or none of the nominee(s) for the relevant class of industry director.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by returning the enclosed proxy card in the accompanying envelope or by casting your vote by telephone or over the Internet. Voting by proxy will not affect your right to attend the Annual Meeting and vote your shares in person.

What if I return my proxy card but do not provide voting instructions?

If you sign, date and return the proxy card without indicating your instructions on how to vote your shares, the proxies will vote your shares in accordance with the Board’s recommendations as follows:

If you are a Class A shareholder

•	“FOR” the election of the four nominees for non-industry directors;

•	“FOR” the election of the Chief Executive Officer nominee as a director; and

•	“FOR” the ratification of our Finance and Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2006 fiscal year.

If you are a Class B shareholder

•	“ABSTAIN” from voting for the relevant industry director.

If any other matter is presented at the Annual Meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters to be addressed at the Annual Meeting beyond those described in this proxy statement.

Can I change my mind after I vote?

Yes, if you attend the Annual Meeting, you may change your vote at any time before the voting closes at the meeting. If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

•	You may sign and deliver another proxy with a later date;

•	You may vote with respect to your Class A shares or Class B shares by telephone or over the Internet at a later date;

•	You may deliver a written revocation to Michael J. Simon, Secretary, before the Annual Meeting; or

•	You may attend the meeting and vote in person.

Your most current vote is the one that is counted. Simply attending the Annual Meeting will not automatically revoke your proxy. You must vote in person at the meeting in order to revoke your proxy. If you do not attend the Annual Meeting, your vote or revocation must be received by our Class A common stock and Class B common stock proxy tabulator, Computershare Trust Company, Inc., by 5:00 p.m., local time, on Wednesday, May 10, 2006 to be counted.

Is my vote confidential?

All proxies, ballots and tabulations that identify the vote of a particular shareholder will be kept confidential, except as necessary to allow the inspectors of election to certify the voting results or to meet legal requirements. Representatives of Computershare Trust Company, Inc., our transfer agent, will act as the inspectors of election and will count the votes.

Comments written on proxy cards or ballots may be provided by Computershare Trust Company, Inc. to Michael J. Simon, Secretary, with the name and address of the shareholder. Each comment will be provided without reference to the vote of the shareholder, unless the vote is mentioned in the comment or unless disclosure of the vote is necessary in order to understand the comment. At our request, the inspectors of election may provide us with a list of shareholders who have not voted and periodic status reports on the aggregate vote. These status reports may include breakdowns of vote totals by different types of shareholders, although it is expected that we will not be able to determine how individual shareholders voted.

How many votes must be present to hold the Annual Meeting?

Your shares will be counted as present at the Annual Meeting if you attend the meeting and vote in person, if you properly return a proxy card or if you vote by telephone or over the Internet. In order for us to conduct the meeting, shareholders entitled to vote generally in the election of directors possessing at least a majority of the votes entitled to be cast on each proposal as of March 30, 2006 must be present. This is referred to as a quorum.

Proxies marked “withhold” or “abstain” and broker non-votes are counted only as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. To ensure that there will be a quorum for each of the proposals to be voted on, please vote before the Annual Meeting, and allow your shares to be represented at the Annual Meeting by your proxies. Voting before the Annual Meeting will not prevent you from voting in person at the Annual Meeting. If you vote in person at the Annual Meeting, your previous vote will be revoked automatically.

How many votes are needed to approve the various proposals?

Each of the proposals presented at the Annual Meeting will be considered separately. Assuming that a quorum is present for the particular proposal, the following votes are required to approve each of the proposals:

Proposal	Vote Required to Approve
Election of Non-Industry Directors	Four nominees receiving a plurality of the votes cast at the Annual Meeting by the holders of Class A common stock will be elected
Election of Chief Executive Officer as a Director	The nominee receiving a plurality of the votes cast at the Annual Meeting by the holders of Class A common stock will be elected
Election of each Industry Director

One Class B-1, one Class B-2 and one Class B-3 nominee receiving a plurality of the votes cast in his or her class at the Annual Meeting by the holders of Class B-1, Class B-2 and Class B-3 common stock, respectively, will be elected

Ratification of Ernst & Young LLP as our independent registered public accounting firm	A “FOR” vote from holders of a majority of the Class A common stock present at the Annual Meeting

Under the rules of the New York Stock Exchange LLC, or the NYSE, if you hold your Class A shares through a bank or broker, your broker is permitted to vote your shares on the election of the non-industry director nominees, the Chief Executive Officer nominee and ratification of Ernst & Young LLP as our independent registered public accounting firm, even if the broker does not receive instructions from you.

SECURITY OWNERSHIP

Security ownership of directors and executive officers

The following table shows, as of March 30, 2006, the amount of common stock beneficially owned by each of our directors and director nominees and by each executive officer named in the Summary Compensation Table on page 38 of this proxy statement, and by all directors, director nominees and executive officers as a group. In general, “beneficial ownership” includes those shares over which a person has the power to vote, or the power to dispose, and stock options that are currently exercisable or will become exercisable within 60 days of March 30, 2006. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Beneficial Ownership Table

Name(2)	Class A		Class B(1)
	# of Shares	%	# of Shares	Series	% of Series
David Krell(3)	1,791,551	4.55	— — —	B-1 B-2 B-3	— — —

Gary Katz(4)	1,121,675	2.89	— — —	B-1 B-2 B-3	— — —

Bruce Cooperman(5)	152,661	*	— — —	B-1 B-2 B-3	— — —

Daniel P. Friel(6)	155,366	*	— — —	B-1 B-2 B-3	— — —

Michael J. Simon(7)	159,836	*	— — —	B-1 B-2 B-3	— — —

Ivers W. Riley(8)	13,800	*	— — —	B-1 B-2 B-3	— — —

Barbara B. Diamond	12,700	*	— — —	B-1 B-2 B-3	— — —

Frank J. Jones, Ph.D.(9)	16,340	*	— — —	B-1 B-2 B-3	— — —

Mark P. Kritzman(10)	16,340	*	— — —	B-1 B-2 B-3	— — —

John F. Marshall, Ph.D.(11)	41,419	*	— — —	B-1 B-2 B-3	— — —

Name(2)	Class A		Class B(1)
	# of Shares	%	# of Shares	Series	% of Series

Sarah A. Miller(12)	12,470	*	— — —	B-1 B-2 B-3	— — —

Carleton Day Pearl(13)	13,166	*	— — —	B-1 B-2 B-3	— — —

Richard Schmalensee, Ph.D.(14)	13,800	*	— — —	B-1 B-2 B-3	— — —

Peter J. Bottini(15)	—	—	— — —	B-1 B-2 B-3	— — —

Edward Boyle(16)	—	—	— — —	B-1 B-2 B-3	— — —

Sean D. Flynn(17)	100	*	— — —	B-1 B-2 B-3	— — —

James V. Harkness(18)	487,080	1.28	— 10 2	B-1 B-2 B-3	— 6.80 1.50

John A. Koltes, III(19)	22,150	*	— 5 —	B-1 B-2 B-3	— 3.40 —

Jason Lehman(20)	—	—	— — —	B-1 B-2 B-3	— — —

William A. Porter, Jr.(21)	2,000,287	5.27 — —	— — 2	B-1 B-2 B-3	— — 1.50

All executive officer, directors and director nominees as a group (21 persons)(22)	6,150,178	15.07 — —	— 10 4	B-1 B-2 B-3	— 6.80 3.01

*	Less than 1%.
(1)	We have determined that shares of Class B common stock do not represent equity interests in the Company but have included them in this table to provide full information on the various interests of significant shareholders in the Company.
(2)	Each of our holders identified in this table as owning approximately 5% or more of our Class A common stock or any series of our Class B common stock is a registered broker-dealer or an affiliate of a registered broker-dealer. The address for all persons listed in the table is International Securities Exchange, Inc., 60 Broad Street, New York, New York 10004.

(3)	Includes 1,414,863 shares of Class A common stock issuable upon exercise of options held by Krell Associates Family Limited Partnership that are exercisable within 60 days of March 30, 2006 and 93,393 shares of Class A common stock held jointly by David Krell and Barbara Krell, David Krell’s wife, with respect to which they share voting and dispositive power. Also includes 18,789 shares of Class A common stock issuable upon exercise of options held by David Krell. Excludes 106,474 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 30, 2006.
(4)	Includes 896,577 shares of Class A common stock issuable upon exercise of options held by Katz & Associates, L.P. that are exercisable within 60 days of March 30, 2006 and 32,023 shares of Class A common stock held by Katz & Associates, L.P. Also includes 15,211 shares of Class A common stock issuable upon exercise of options held by Gary Katz. Excludes 86,193 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 30, 2006.
(5)	Includes 125,208 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 30, 2006. Excludes 25,858 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 30, 2006.
(6)	Includes 1,270 shares of Class A common stock held by Margaret Friel, Daniel P. Friel’s wife, for which Daniel P. Friel disclaims beneficial ownership. Also includes 129,527 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 30, 2006. Excludes 31,435 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 30, 2006.
(7)	Includes 400 shares of Class A common stock held by Phyllis Simon, Michael J. Simon’s wife, for which Michael J. Simon disclaims beneficial ownership. Also includes 129,645 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 30, 2006. Excludes 35,491 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 30, 2006.
(8)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 30, 2006.
(9)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 30, 2006.
(10)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 30, 2006.
(11)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 30, 2006. Also includes 24,300 shares of Class A common stock held by Marshall, Tucker & Associates LLC, for which John F. Marshall, Ph.D. is the Senior Managing Member.
(12)	Includes 1,270 shares of Class A common stock held by Michael J. King, Sarah A. Miller’s husband, for which Sarah A. Miller disclaims beneficial ownership, and 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 30, 2006.
(13)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 30, 2006.
(14)	Includes 9,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 30, 2006.
(15)	Excludes 1 share of Class B-3 common stock held by optionsXpress, Inc., of which Peter J. Bottini is an officer. Peter J. Bottini disclaims beneficial ownership of the share held by optionsXpress, Inc.
(16)	Excludes 10 shares of Class B-2 common stock held by TD Options LLC, 1 share of Class B-3 common stock held by National Investor Services Corp., 1 share of Class B-3 common stock held by TD Professional Execution, Inc. and 1 share of Class B-3 common stock held by Ameritrade, Inc. Each of National Investor Services Corp., TD Professional Execution, Inc. and Ameritrade, Inc. is an affiliate of TD Options LLC, of which Edward Boyle is an officer. Edward Boyle disclaims beneficial ownership of the shares held by TD Options LLC.
(17)	Excludes 1 share of Class B-1 common stock, 9 shares of Class B-2 common stock and 1 share of Class B-3 common stock owned by Timber Hill LLC, an affiliate of Interactive Brokers Group LLC, of which Sean D. Flynn is a member. Sean D. Flynn disclaims beneficial ownership of the shares held by Interactive Brokers Group LLC.

(18)	Includes 487,080 shares of Class A common stock held by Wolverine Holdings, L.P. with respect to which James V. Harkness shares voting and dispositive power. Also includes 1 share of Class B-3 common stock owned by Wolverine Execution Services, LLC and 10 shares of Class B-2 common stock and 1 share of Class B-3 common stock owned by Wolverine Trading, LLC, each an affiliate of Wolverine Holdings, L.P. with respect to which James V. Harkness shares voting and dispositive power. James V. Harkness is a Managing Director of Wolverine Trading, LLC and a limited partner of Wolverine Holdings, L.P.
(19)	Includes 22,150 shares of Class A common stock, 1 share of Class B-2 common stock held by Archelon LLC, 2 shares of Class B-2 common stock for which Archelon LLC, as lessee, holds voting rights and which are owned by Archelon Deutschland Gmbh and 2 shares of Class B-2 common stock for which Archelon LLC, as lessee, holds voting rights and which are owned by Error Free Software LLC. Each of Archelon Deutschland Gmbh and Error Free Software LLC is an affiliate of Archelon LLC. John A. Koltes, III is a member of Archelon LLC.
(20)	Excludes 44,300 shares of Class A common stock, 2 shares of Class B-1 common stock, 8 shares of Class B-2 common stock and 1 share of Class B-3 common stock owned by Citadel Derivatives Group, LLC, of which Jason Lehman is an officer. Jason Lehman disclaims beneficial ownership of the shares held by Citadel Derivatives Group, LLC.
(21)	Includes 2,000,287 shares of Class A common stock held by the Porter Revocable Trust (“Trust”), for which William A. Porter Jr. is a co-trustee with his wife. William A. Porter, Jr. and his wife share voting and dispositive power over these shares of which 144 shares of Class A common stock are held directly by KAP Group LLC, for which William A. Porter, Jr. is the sole Managing Member, chairman of the board and for which the Trust is a stockholder (the Trust beneficially owns approximately 19% of the interests in KAP Group LLC), 144 shares of Class A common stock are held by Adirondack Trading Partners LLC, for which William A. Porter, Jr. is the sole Managing Member, chairman of the board, and for which the Trust is a stockholder (the Trust beneficially owns approximately 56% of the interests in Adirondack Trading Partners LLC). Also includes 1 share of Class B-3 common stock held by Casey Securities, LLC, for which William A. Porter, Jr. is a Managing Member, and 1 share of Class B-3 common stock held by Casey Professional Services LLC, an affiliate of Casey Securities, LLC. Also excludes 18 shares of Class A common stock held by The Porter 1997 Grandchildren’s Trust, 122,652 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Matthew B. Porter, 122,652 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Amy L. Porter, 122,652 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Victoria E. Porter, 122,652 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Juliet P. Porter, 241,452 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Jacqueline K. Porter, 241,452 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Morgan T. Keeler, 241,452 shares of Class A common stock held by The Porter GC 1997 Irrevocable Trust f/b/o Devin M. Keeler, 85,140 shares of Class A common stock held by The Lauren Rebecca Keeler 2003 Irrevocable Trust, 85,140 shares of Class A common stock held by The Amber Delilah Keeler 2003 Irrevocable Trust, 85,140 shares of Class A common stock held by The Samuel Tyler Keeler 2003 Irrevocable Trust, 364,757 shares of Class A common stock held by Kristin M. Dahl, 387,612 shares of Class A common stock held by Kelly R. & Christina Porter, 387,612 shares of Class A common stock held by Scott R. Porter, and 348,858 shares of Class A common stock held by William A. Porter III and Susan H. Porter, Trustees or successor Trustees of the Barry & Susan Porter Trust U/A/D 3/13/98 (collectively referred to as the “Porter Entities”). William A. Porter Jr. disclaims beneficial ownership of the Porter Entities.
(22)	Includes 2,882,297 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 30, 2006. Excludes 285,451 shares of Class A common stock issuable upon exercise of options that are not exercisable within 60 days of March 30, 2006.

Security ownership by certain beneficial owners

The following table sets forth information regarding each person who, we believe, beneficially owns more than 5% of our outstanding common stock as of March 30, 2006.

Name(2)	Class A		Class B(1)
	# of Shares	%	# of Shares	Series	% of Series
Baron Capital Group, Inc.(3) 767 Fifth Avenue New York, NY 10153	3,013,300	7.95	— — —	B-1 B-2 B-3	— — —

AXA Assurances I.A.R.D. Mutelle(4) c/o AXA Financial Inc. 1290 Avenue of the Americas New York, NY 10104	2,629,692	6.93	— — —	B-1 B-2 B-3	— — —

Kinetics Asset Management, Inc.(5) 470 Park Avenue South 4th Floor South New York, NY 10016	2,169,600	5.72	— — —	B-1 B-2 B-3	— — —

The Goldman Sachs Group, Inc.(6) 85 Broad Street New York, NY 10004	1,888,740	4.98	2 14 2	B-1 B-2 B-3	20.00 9.52 1.50

Morgan Stanley & Co. Inc.(7)	1,106,580	2.92	1 9 2	B-1 B-2 B-3	10.00 6.12 1.50

Bank of America Corporation(8)	1,189,740	3.14	1 6 1	B-1 B-2 B-3	10.00 4.08 *

Wolverine Holdings, L.P.(9)	487,080	1.28	— 10 2	B-1 B-2 B-3	— 6.80 1.50

Lehman Brothers Inc.(10)	28,215	*	— 10 2	B-1 B-2 B-3	— 6.80 1.50

Citadel Derivatives Group, LLC(11)	44,300	*	2 8 1	B-1 B-2 B-3	20.00 5.44 *

Credit Suisse First Boston LLC(12)	—	—	— 10 2	B-1 B-2 B-3	— 6.80 1.50

Interactive Brokers Group LLC(13)	—	—	1 9 1	B-1 B-2 B-3	10.00 6.12 *

UBS Securities LLC(14)	—	—	— 10 2	B-1 B-2 B-3	— 6.80 1.50

Merrill Lynch & Co.(15)	—	—	1 9 2	B-1 B-2 B-3	10.00 6.12 1.50

Name(2)	Class A		Class B(1)
	# of Shares	%	# of Shares	Series	% of Series

TD Options LLC(16)	—	—	— 10 3	B-1 B-2 B-3	— 6.80 2.26

Citigroup, Inc.(17)	—	—	2 9 1	B-1 B-2 B-3	20.00 6.12 *

J.P. Morgan Securities Inc.	—	—	— 10 2	B-1 B-2 B-3	— 6.80 1.50

*	Less than 1%.
(1)	We have determined that shares of Class B common stock do not represent equity interests in the Company but have included them in this table to provide full information on the various interests of significant shareholders in the Company.
(2)	Other than Baron Capital Group, Inc., AXA Assurances I.A.R.D. Mutelle and Kinetics Asset Management, Inc., each of our holders identified in this table as owning approximately 5% or more of our Class A common stock or any series of our Class B common stock is a registered broker-dealer or an affiliate of a registered broker-dealer. Except as otherwise noted, the address for all persons listed in the table is International Securities Exchange, Inc., 60 Broad Street, New York, New York 10004.
(3)	Based on a Schedule 13G filed with the SEC on February 13, 2006 jointly by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron (collectively with BCG, BAMCO and BCM, the “Baron Group”). In the Schedule 13G, the Baron Group reported that BCG and Ronald Baron are parent holding companies, and that BAMCO and BCM are each investment advisors. In addition, the Schedule 13G reported that: (i) BCG has shared voting power with respect to 2,732,800 shares of Class A common stock and shared dispositive power with respect to 3,013,300 shares of Class A common stock; (ii) BAMCO has shared voting power with respect to 2,581,000 shares of Class A common stock and shared dispositive power with respect to 2,846,000 shares of Class A common stock; (iii) BCM shared voting power with respect to 151,800 shares of Class A common stock and shared dispositive power with respect to 167,300 shares of Class A common stock; and (iv) Ronald Baron has shared voting power with respect to 2,732,800 shares of Class A common stock and shared dispositive power with respect to 3,013,300 shares of Class A common stock.
(4)	Based on a Schedule 13G filed with the SEC on February 14, 2006 jointly by AXA Assurances I.A.R.D. Mutelle (“AXA I.A.R.D.”), AXA Assurances Vie Mutelle (“AXA Vie”), AXA Courtage Assurance Mutelle (“AXA Courtage”), AXA and AXA Financial, Inc. (“AXA Financial,” and collectively with AXA I.A.R.D., AXA Vie, AXA Courtage, AXA and AXA Financial, the “AXA Group”). In the Schedule 13G, the AXA Group reported that each of the entities in the AXA Group are parent holding companies, and that a majority of the shares reported in the Schedule 13G are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P., as investment advisor. Alliance Capital Management L.P. is a majority-owned subsidiary of AXA Financial. In addition, the Schedule 13G reported that: (i) AXA I.A.R.D. has sole voting power with respect to 2,176,026 shares of Class A common stock and sole dispositive power with respect to 2,629,692 shares of Class A common stock; (ii) AXA Vie has sole voting power with respect to 2,176,026 shares of Class A common stock and sole dispositive power with respect to 2,629,692 shares of Class A common stock; (iii) AXA Courtage has sole voting power with respect to 2,176,026 shares of Class A common stock and sole dispositive power with respect to 2,629,692 shares of Class A common stock; (iv) AXA has sole voting power with respect to 2,176,026 shares of Class A common stock and sole dispositive power with respect to 2,629,692 shares of Class A common stock; and (v) AXA Financial has sole voting power with respect to 2,176,026 shares of Class A common stock and sole dispositive power with respect to 2,629,692 shares of Class A common stock.

(5)	Based on a Schedule 13G filed with the SEC on March 2, 2006 by Kinetics Asset Management, Inc. (“Kinetics”). In the Schedule 13G, Kinetics reported that it has sole voting and sole disposition power with respect to 2,169,600 shares of Class A Common Stock.
(6)	Based on a Schedule 13G filed with the SEC on February 14, 2006 jointly by The Goldman Sachs Group, Inc. (“GS Group”) and Goldman, Sachs & Co. (“GSC,” and collectively with GS Group, “Goldman”). In the Schedule 13G, Goldman reported that the GS Group is the parent holding company and that GSC is an investment advisor and a direct and indirect wholly-owned subsidiary of GS Group. In addition, the Schedule 13G reported that: (i) GS Group has sole voting power with respect to 1,888,740 shares of Class A common stock, shared voting power with respect to 7,830 shares of Class A common stock, sole dispositive power with respect to 1,888,740 shares of Class A common stock and shared dispositive power with respect to 77,980 shares of Class A common stock; and (ii) GSC has shared voting power with respect to 7,830 shares of Class A common stock and shared dispositive power with respect to 77,980 shares of Class A common stock. Also includes 2 shares of Class B-1 common stock and 9 shares of Class B-2 common stock held by SLK-Hull Derivatives LLC, and 5 shares of Class B-2 common stock and 1 share of Class B-3 common stock held by Goldman Sachs Execution & Clearing, L.P., and 1 share of Class B-3 common stock held by GSC. Each of these entities is an affiliate of GS Group.
(7)	Includes 1,106,580 shares of Class A common stock, 1 share of Class B-1 common stock and 9 shares of Class B-2 common stock held by Strategic Investments I, Inc., an affiliate of Morgan Stanley & Co. Inc. Also includes 2 shares of Class B-3 common stock held by Morgan Stanley DW Inc., an affiliate of Morgan Stanley & Co. Inc.
(8)	Includes 1,189,740 shares of Class A common stock, 1 share of Class B-1 common stock, 6 shares of Class B-2 common stock and 1 share of Class B-3 common stock held by Banc of America Securities LLC, an affiliate of Bank of America Corporation.
(9)	Includes 1 share of Class B-3 common stock owned by Wolverine Execution Services, LLC, an affiliate of Wolverine Holdings, L.P. Also includes 10 shares of Class B-2 common stock and 1 share of Class B-3 common stock owned by Wolverine Trading, LLC, an affiliate of Wolverine Holdings, L.P. James V. Harkness, a Managing Director of Wolverine Trading, LLC and a limited partner of Wolverine Holdings, L.P., serves on our Board of Directors.
(10)	Includes 1 share of Class B-3 common stock held by Neuberger Berman, LLC, an affiliate of Lehman Brothers Inc.
(11)	Jason Lehman, an officer of Citadel Derivatives Group, LLC, serves on our Board of Directors and is a Class B-1 nominee for election to serve on our Board of Directors.
(12)	Includes 1 share of Class B-3 common stock held by Swiss American Securities Inc., an affiliate of Credit Suisse First Boston LLC.
(13)	Includes 1 share of Class B-1 common stock and 9 shares of Class B-2 common stock owned by Timber Hill LLC, an affiliate of Interactive Brokers Group LLC. Sean D. Flynn, an officer of Interactive Brokers Group LLC, serves on our Board of Directors.
(14)	Includes 1 share of Class B-3 common stock held by UBS Financial Services, Inc., an affiliate of UBS Securities LLC.
(15)	Includes 1 share of Class B-2 common stock and 1 share of Class B-3 common stock held by Merrill, Lynch, Pierce, Fenner & Smith Incorporated, and 1 share of Class B-1 common stock, 8 shares of Class B-2 common stock and 1 share of Class B-3 common stock owned by Merrill Lynch Professional Clearing Corp. Each of these entities is an affiliate of Merrill Lynch & Co.
(16)	Includes 1 share of Class B-3 common stock held by National Investor Services Corp., 1 share of Class B-3 common stock held by TD Professional Execution, Inc. and 1 share of Class B-3 common stock held by Ameritrade, Inc. Each of these entities is an affiliate of TD Options LLC. Edward Boyle, an officer of TD Options LLC, is a Class B-2 nominee for election to serve on our Board of Directors.
(17)	Includes 1 share of Class B-1 common stock and 9 shares of Class B-2 common stock held by Citigroup Derivatives Markets, Inc., and 1 share of Class B-3 common stock held by Citigroup Global Markets Inc. Each of these entities is an affiliate of Citigroup, Inc.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2005, all of our officers, directors and persons who own more than 10% of a registered class of our equity securities complied with applicable Section 16(a) filing requirements, except that Barbara B. Diamond filed one late Form 4, John A. Koltes, III filed one late Form 3 and each of Goldman Sachs & Co., DB U.S. Financial Markets Holding Corporation, Bear Stearns & Co., Inc. and Morgan Stanley & Co. Incorporated filed one late Form 3.

CORPORATE GOVERNANCE

We are committed to the highest standards of conduct in our relationships with our employees, customers, shareholders, regulators and the public. We regularly monitor developments in the area of corporate governance and continue to enhance our corporate governance structure based upon a review of recommended best practices.

Our corporate governance materials, including our Corporate Governance Principles, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, as well as the charters for the Finance and Audit, Compensation and Corporate Governance Committees of our Board, may be found on our website, www.iseoptions.com, in the “Investor Relations—Company Information—Corporate Governance” section. Copies of these materials are also available to shareholders upon written request to Investor Relations, International Securities Exchange, Inc., 60 Broad Street, New York, NY 10004. Our website and the information contained in it and connected to it shall not be deemed incorporated by reference into this document.

Current Board members

Our current Board members are:

Ivers W. Riley, Chairperson	Mark P. Kritzman
Frank J. Jones, Ph.D., Vice Chairperson	Jason Lehman
David Krell	John F. Marshall, Ph.D.
Barbara B. Diamond	Sarah A. Miller
Sean D. Flynn	Carleton Day Pearl
James V. Harkness	William A. Porter, Jr.
John A. Koltes, III	Richard Schmalensee, Ph.D.

Current management

Our current executive officers are identified below.

Name and Age	Position	Background
David Krell, 59	President and Chief Executive Officer, Director	Mr. Krell has been President and Chief Executive Officer of ISE since 1997. Mr. Krell co-founded ISE in October, 1997. From 1997 to 1998, he was Chairperson and co-founder of K-Squared Research, LLC, a financial services consulting firm. From 1984 to 1997, Mr. Krell was Vice President, Options and Index Products, of the NYSE. From 1981 to 1984, Mr. Krell was First Vice President at the Chicago Board Options Exchange, or CBOE. Mr. Krell was also a Vice President at Merrill Lynch from 1978 to 1981 and founded its Managed Options Service. He was a director on the Board of the International Federation of Technical Analysts, a President of the Market Technicians Association and a director on the Board of Directors of The Options Clearing Corporation, or OCC. Mr. Krell formerly was an Adjunct Professor at Rutgers University Graduate School of Management and at the Graduate School of Baruch College. He has taught, coordinated and directed seminars and workshops at the New York Institute of Finance.

Name and Age	Position	Background
Gary Katz, 45	Chief Operating Officer	Mr. Katz has been Chief Operating Officer of ISE since 2001. Mr. Katz co-founded ISE in October, 1997. From 1997 to 2001, he was Senior Vice President, Marketing at ISE. From 1997 to 1998, he was President and co-founder of K-Squared Research, LLC, a financial services consulting firm. From 1986 to 1997, Mr. Katz was Managing Director, Options and Index Products, at the NYSE. Mr. Katz is a co-founder of The Options Industry Council. Prior to 1986, Mr. Katz was an actuary with the Equitable Life Assurance Company and is an Associate of the Society of Actuaries. Mr. Katz formerly was an Adjunct Professor of Statistics at the Stern School of Business, New York University. Mr. Katz has an M.S. in Statistics with Distinction from New York University and a B.A. from Queens College. Mr. Katz represents ISE on the Board of Directors of OCC.

Bruce Cooperman, 47	Chief Financial Officer	Mr. Cooperman is Chief Financial Officer of ISE. Mr. Cooperman joined ISE in February 1999. From 1997 to 1999, he was Senior Vice President at the Board of Trade of the City of New York, or NYBOT. During his tenure, he was Chief Financial Officer of the New York Cotton Exchange (a subsidiary of NYBOT). From 1993 to 1997, Mr. Cooperman was Director of Finance and Information Technology at Fischer, Francis, Trees and Watts where he directed the global operations of the finance and technology divisions. From 1984 to 1993, he was a Vice President in the Finance Division of Credit Suisse First Boston. Mr. Cooperman is a graduate of Ohio State University, where he received a B.S. degree in accounting and computer science.

Daniel P. Friel, 50	Chief Information Officer	Mr. Friel is Chief Information Officer of ISE. Mr. Friel joined ISE in 1999. From 1977 to 1999, he was with Securities Industry Automation Corporation, or SIAC, a jointly owned subsidiary of the NYSE and the American Stock Exchange LLC, or AMEX. From 1994 to 1999, he was Vice President of SIAC’s Amex Computer Operations. Prior to 1994, Mr. Friel held several technical and management positions at SIAC. A graduate of Cathedral College of the Immaculate Conception, Mr. Friel holds a B.A. degree in psychology.

Name and Age	Position	Background
Michael J. Simon, 53	Secretary, General Counsel and Chief Regulatory Officer	Mr. Simon is Secretary, General Counsel and Chief Regulatory Officer of ISE. Mr. Simon joined ISE in November 1998. From 1993 to 1998, Mr. Simon was Of Counsel to Milbank, Tweed, Hadley & McCloy LLP. He had previously been Senior Attorney and an Associate with the firm since 1988. From 1986 to 1988, Mr. Simon was Vice President and Associate General Counsel of the National Securities Clearing Corporation. From 1978 to 1986, Mr. Simon was with the SEC where he was Assistant Director for Over-the-Counter Market Regulation and Structure. Mr. Simon is a graduate of the University of Pittsburgh School of Law and the University of Rochester and is a member of the American Bar Association.

Bruce D. Goldberg, 54	Chief Marketing Officer	Mr. Goldberg is Chief Marketing Officer of ISE. Mr. Goldberg joined ISE in July 2001. From July 2000 to June 2001, Mr. Goldberg was Senior Vice President, Marketing, of Service Interactive, a restaurant service company. From 1996 to 2001, Mr. Goldberg was Senior Vice President, Marketing, of Brink’s Home Security. From 1989 to 1996, Mr. Goldberg was with the CBOE, where he was Vice President of Retail Marketing and Sales. Mr. Goldberg was a co-founder of The Options Industry Council. Mr. Goldberg has held senior marketing positions for Procter & Gamble, Frito-Lay and Pizza Hut. He has a M.B.A. in Marketing-Finance from Cornell University and a B.S. in Psychology from Union College.

Thomas A. Ascher, 44	Chief Strategy Officer	Mr. Ascher is Chief Strategy Officer of ISE. Mr. Ascher joined ISE in March 2005. Prior to joining ISE, Mr. Ascher was the Chief Executive Officer of NQLX LLC (formerly Nasdaq Liffe Markets, LLC) from March 2002 to November 2003. From 1999 to 2002, Mr. Ascher was an Executive Vice President of Interactive Brokers LLC, part of the Interactive Brokers Group LLC. From 1986 through 1998, Mr. Ascher worked as an options market maker at the CBOE, where in 1997 and 1998, he also served as Vice Chairman of the Board and Chairman of the Executive Committee. Mr. Ascher is a graduate of Carleton College, where he received a B.A. degree in American History.

Meetings of our Board and Board committees

Our Board held six meetings during 2005, and conducted business by way of unanimous written consent of all Board members four times. In addition to the meetings of the full Board, some directors also attended meetings of Board committees on which they serve. Each incumbent director attended at least 75% of the Board meetings and meetings of committees of which he or she was a member during the 2005 fiscal year.

Executive Sessions

The non-management directors also meet in executive sessions without management at all regularly-scheduled Board meetings. The Chairperson of the Board, currently Ivers W. Riley, presides over these executive sessions.

The Board of Directors has five standing committees: Executive, Finance and Audit, Corporate Governance, Compensation and Committee for Review.

Attendance at Annual Meetings

We strongly encourage, but do not require, our directors to attend the Annual Meeting. Last year, all of our directors attended the Annual Meeting of Shareholders.

Set forth below is a brief summary of each Board committee, its members and the number of meetings it held during 2005. To fill a previously existing vacancy on our Board, the Board appointed John A. Koltes, III to the Board effective as of March 29, 2005. Mr. Koltes was not appointed to serve on any of our Board committees.

Name of Committee and Members	Committee Functions	Number of Meetings During 2005

Executive
David Krell, Chairperson Ivers W. Riley Frank J. Jones, Ph.D. James V. Harkness* Carleton Day Pearl William A. Porter*	This Committee has and may exercise all the powers and authority of the Board, except with respect to approving a merger, consolidation, sale of all or substantially all of the assets or dissolution of the Company.	12

Finance and Audit
John F. Marshall, Ph.D., Chairperson Barbara B. Diamond Mark P. Kritzman Carleton Day Pearl Frank J. Jones, Ph.D.	Among other things, this Committee oversees the engagement of the independent registered public accounting firm to act as our auditors, annually reviews our financial statements and the scope and cost of annual audits, and considers matters relating to accounting policies and internal controls. The Committee is governed by a charter that complies with the rules of the SEC and the NYSE. The charter of the Committee is available on the Investor Relations section of our website, www.iseoptions.com. All of the members of the Committee are “independent” in accordance with SEC regulations and Section 303A of the NYSE Listed Company Manual, and in accordance with our Corporate Governance Principles, are non-industry directors. The Committee also produces a report for inclusion in our proxy statement filed with the SEC.	12

Corporate Governance
Ivers W. Riley, Chairperson Sarah A. Miller Barbara B. Diamond Frank J. Jones, Ph.D. Mark P. Kritzman John F. Marshall, Ph.D. Carleton Day Pearl Richard Schmalensee, Ph.D.	This Committee reviews the qualifications of potential candidates for election as non-industry directors, and nominates such candidates. The Committee is also responsible for developing and recommending to the Board a set of corporate governance principles applicable to us. The Committee is governed by a charter that complies with the rules of the NYSE. The charter of the Committee is available on the Investor Relations section of our website, www.iseoptions.com. All of the members of the Committee are “independent” within the meaning of Section 303A of the NYSE Listed Company Manual, and in accordance with our Corporate Governance Principles, are non-industry directors.	5

Name of Committee and Members	Committee Functions	Number of Meetings During 2004

Compensation
Frank J. Jones, Ph.D., Chairperson Barbara B. Diamond Richard Schmalensee, Ph.D. John F. Marshall, Ph.D.	This Committee approves our goals and objectives relevant to compensation and benefits, stays informed as to market levels of compensation and recommends to our Board compensation levels and benefits for our Chief Executive Officer and Chief Operating Officer. In conjunction with the Chief Executive Officer, the Committee also reviews and sets the compensation of other senior executive officers. The Committee is governed by a charter that complies with the rules of the SEC and NYSE. The charter of the Committee is available on the Investor Relations section of our website, www.iseoptions.com. The Committee also produces an annual report on executive compensation for inclusion in our proxy statement filed with the SEC.	9

Committee for Review
Mark P. Kritzman, Chairperson John F. Marshall, Ph.D. Sarah A. Miller	This Committee meets only as necessary to review decisions of our Business Conduct Committee (a committee comprised of our members) regarding charges against members for violations of our rules or federal securities laws. The Committee is governed by our rules, which have been approved by the SEC.	None

*	Indicates industry director

Audit Committee financial expert

The Board has determined that John F. Marshall, Ph.D., the Chairperson of the Finance and Audit Committee, is an “independent” director within the meaning of Section 303A of the NYSE Listed Company Manual, qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC, and has accounting and related financial management expertise within the meaning of Section 303A of the NYSE Listed Company Manual. The Board’s conclusion that Dr. Marshall has the attributes of an audit committee financial expert is based on Dr. Marshall’s service as the Senior Principal of Marshall, Tucker and Associates L.P, where he oversees all affairs including the review and discussion of financial statements with the Chief Financial Officer. He holds a MBA in finance and a Ph.D. in financial economics and was a professor of finance at St. John’s University where he taught corporate finance, including the construction and financial interpretation of financial statements to MBA students for over 20 years. Dr. Marshall has been a member of the Finance and Audit Committee since May 2002.

Compensation Committee interlocks and insider participation

The members of our Compensation Committee currently are Barbara B. Diamond, Richard Schmalensee, Ph.D., John F. Marshall, Ph.D. and Frank J. Jones, Ph.D. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Director independence

The experience and diversity of our directors has been, and continues to be, critical to our success. In September of 2004, the Board adopted independence standards as part of the Company’s Corporate Governance

Principles. A copy of our Corporate Governance Principles may be found on our website, www.iseoptions.com. The Board’s policy is that all non-industry directors must meet the current tests of independence, based on government regulations (including those of the SEC) and Section 303A of the NYSE Listed Company Manual. As such, our independence standards conform to the criteria specified in Section 303A of the NYSE Listed Company Manual, which provide that:

(a) No director qualifies as “independent” unless our board of directors affirmatively determines that the director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us).

(b) In addition, a director is not independent if:

(i) The director is, or has been within the last three years, an employee of our company, or an immediate family member is, or has been within the last three years, an executive officer, of our company.

(ii) The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii) (A) The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.

(iv) The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee.

(v) The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Pursuant to our Corporate Governance Principles and its charter, in 2005, the Corporate Governance Committee undertook its annual review of director independence with respect to our eight non-industry directors. During this review, the Committee considered relationships and transactions between each director, any member of his or her immediate family, his or her affiliates, charitable organizations with which he or she was affiliated, and us. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the listing standards of the NYSE and our Corporate Governance Principles.

All of our industry directors are affiliated with members of our exchange. Members of our exchange execute transactions on our exchange, and are charged transaction fees and other trading related charges for such transactions. Our transaction and other trading related charges are approved by the SEC. Transactions are conducted on the basis of commercial terms prevailing in the market at the time of each transaction. Nevertheless, our Board has decided that our industry directors should not be considered “independent.”

As a result of its review, the Board, based on the recommendation of the Corporate Governance Committee, determined that as of the Annual Meeting, more than a majority of our directors are “independent” as defined by our independence standards, and that the following directors—consisting of all of our non-industry directors—are deemed to be “independent” as defined by our independence standards: Barbara B. Diamond, Frank J. Jones, Ph.D., Mark P. Kritzman, John F. Marshall, Ph.D., Sarah A. Miller, Carleton Day Pearl, Ivers W. Riley and

Richard Schmalensee, Ph.D. All of the members of our Finance and Audit, Compensation and Corporate Governance Committees are independent.

As provided in our Corporate Governance Principles, the Board annually reviews its own performance in order to access how effectively it is functioning. The assessment is implemented and administered by the Corporate Governance Committee through an annual Board self-evaluation survey. In addition, the Finance and Audit Committee, Compensation, and Corporate Governance Committees each conduct an annual self-assessment.

Information regarding our process for identifying director nominees

Our amended and restated certificate of incorporation and amended and restated constitution (serving as our bylaws) provides that our Board of Directors be composed of 15 members. Except with respect to our Chief Executive Officer, our Board of Directors is divided into two classes, Class I and Class II, each of whose members serve for a staggered two-year term. Each class of directors consists of four non-industry directors and one Class B-1, one Class B-2 and one Class B-3 industry director. One director is the Chief Executive Officer and serves for a one-year term. At each Annual Meeting of Shareholders, the term of our Chief Executive Officer and one class of directors expires. The Class A shareholders vote to elect the Chief Executive Officer and the four non-industry director candidates nominated to serve as non-industry directors for the expiring class. The holders of Class B-1 common stock vote to elect one Class B-1 industry director, the holders of Class B-2 common stock vote to elect one Class B-2 industry director, and the holders of Class B-3 common stock vote to elect one Class B-3 industry director.

Non-industry director nominees

As required by our amended and restated constitution, our eight non-industry directors must be persons who have no material relationship with a broker or dealer or with us. Specifically, our non-industry directors (a) are not officers, directors or employees of a broker or dealer and have not been employed in any such capacity at any time in the prior three years and (b) do not consult with, have an employment relationship with or provide professional services to us and have not done so at any time in the prior three years. In addition, our non-industry directors are not affiliated with any broker or dealer that operates solely to assist the securities-related activities of a business or non-member affiliates, and are not employees of any entity that is affiliated with any broker or dealer that does not account for a material portion of the revenues of the consolidated entity and who is primarily engaged in the business of the non-member entity. A “non-member entity” is an entity that is not approved to exercise trading rights and privileges on our exchange.

Our Board seeks to attract and retain talented and dedicated non-industry directors. The Corporate Governance Committee nominates non-industry candidates. In selecting candidates, the Corporate Governance Committee endeavors to create a diverse and well-rounded Board with individuals having a combination of experience, management and financial skills, judgment, character and an international background so that, as a group, the non-industry directors have varied experience in business, government, education and technology. The Corporate Governance Committee, comprised entirely of directors who are “independent” under Section 303A of the NYSE Listed Company Manual, reviews the qualifications and backgrounds of potential non-industry directors and selects nominees from those qualified candidates. In evaluating potential non-industry director nominees, the Corporate Governance Committee will take into consideration, among other factors:

•	expertise in the financial, business, academic or legal communities;

•	knowledge and understanding of the financial markets and our current business and potential business opportunities;

•	diversity of perspectives;

•	potential to contribute to our growth and development; and

•	enthusiasm and dedication towards advancing our interests.

The Corporate Governance Committee solicits candidates from our current directors and, if deemed appropriate, may retain, for a fee, recruiting professionals to identify and evaluate candidates. The Corporate Governance Committee also considers non-industry director nominees recommended by Class A shareholders if the recommendations are submitted in writing, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of consent of the proposed nominee to serve as a director if elected. Recommendations should be addressed to the Corporate Governance Committee, in care of Michael J. Simon, Secretary, International Securities Exchange, Inc., 60 Broad Street, New York, New York 10004. See also “Shareholder Proposals for 2007 Annual Meeting” below. In considering a shareholder recommendation, the Corporate Governance Committee may seek input from an independent advisor, legal counsel and/or other directors, as appropriate, and will reach a conclusion using its standard criteria. In 2005, no individuals were submitted by shareholders to the Corporate Governance Committee for consideration as non-industry director nominees in the election of directors. The Corporate Governance Committee evaluates the credentials of each individual submitted by shareholders against the Committee’s standard criteria and the current needs of the Board and decides whether such individual would be an appropriate fit. The four non-industry director nominees were recommended by current non-management directors.

Industry director nominees

As a registered national securities exchange under Section 6 of the Exchange Act, we must assure fair representation of the members of our exchange in the selection of our directors and the administration of our affairs. Accordingly, the holders of Class B-1, Class B-2 and Class B-3 common stock have the right to elect two directors to our Board of Directors. Additionally, the two Class B-1 industry directors are officers, directors or partners of Primary Market Makers, the two Class B-2 industry directors are officers, directors or partners of Competitive Market Makers and the two Class B-3 industry directors are officers, directors or partners of Electronic Access Members. Primary Market Makers, whom we refer to as PMMs, are market makers with significant responsibilities, including overseeing the opening of trading in their assigned options classes, providing continuous quotations in all of their assigned options classes, and handling customer orders that are not automatically executed. Competitive Market Makers, whom we refer to as CMMs, are market makers that add depth and liquidity to the market and are required to provide continuous quotations in at least 60% of the options classes in their assigned group. Electronic Access Members, whom we refer to as EAMs, are broker-dealers that represent agency and proprietary orders on our exchange, and cannot enter quotations or otherwise engage in market making activities on our exchange.

Under our organizational documents, the industry director nominees are selected by the Nominating Committee. The Nominating Committee is not a committee of the Board, and is composed of one individual representative of the holders of Class B-1 common stock, one individual representative of the holders of Class B-2 common stock and one individual representative of the holders of Class B-3 common stock, each of whom are selected by the Board pursuant to our organizational documents. None of our officers or employees may serve on the Nominating Committee, and our directors may not simultaneously serve on the Nominating Committee unless such director is in the final year of his or her term as a director and does not stand for re-election to the Board until such time as he or she is no longer also a member of the Nominating Committee. In addition to candidates identified by the Nominating Committee in its search for nominees, the Nominating Committee may accept recommendations of nominations from Class B shareholders submitted in accordance with the provisions of our organizational documents.

Separation of Board Chairperson and Chief Executive Officer positions

Pursuant to our Corporate Governance Principles, the Chairperson of our Board of Directors must be a non-industry director. As a result, our President and Chief Executive Officer may not also serve as the Chairperson of our Board.

Shareholder communication with the Board

We encourage shareholder communication with our Board. If you would like to contact our Board of Directors, including a committee of the Board or the non-management directors as a group, you can send an email to nonmanagementdirectors@iseoptions.com. You may also communicate with members of our Board by mail addressed to an individual member of the Board, the full Board, a particular committee of the Board or the non-management directors as a group in care of Office of the Secretary, International Securities Exchange, Inc., 60 Broad Street, New York, NY 10004. Under a process approved by the Corporate Governance Committee, on a quarterly basis or more frequently as appropriate, all communications received will be compiled by the Secretary and submitted to the appropriate committee or will be forwarded to a to particular director if named. Correspondence is also screened for junk commercial mail and general solicitations.

We also maintain a toll-free telephone number (800-558-5320) and a secure Internet link (https://corpgov.aptela.com/7155442/) for receiving complaints regarding corporate governance, financial reporting and other matters. Concerns related to accounting, internal controls over financial reporting or auditing matters will be referred to the Chairperson of the Finance and Audit Committee and will be handled in accordance with the procedures adopted by the Finance and Audit Committee.

DIRECTORS’ COMPENSATION AND BENEFITS

Our officers who serve as directors are not compensated for serving as directors. Our non-officer non-industry directors receive several forms of compensation including an annual fee, compensation for participation at Board and committee meetings, and reimbursement for costs associated with attending such meetings.

Industry directors are not paid an annual fee for Board or committee service, but are paid $500 for attending Board meetings and $200 for attending Executive Committee meetings.

Non-industry directors receive an annual fee ranging from $15,000 to $75,000 for serving on the Board and $2,000 to $6,000 for attending Board meetings. Fees vary based on the non-industry director’s position on the Board and the method by which the non-industry director elects to attend Board meetings. Furthermore, if our non-industry directors serve on a committee of the Board, they receive between $500 to $7,500 in annual fees for each committee on which they serve and $300 to $2,000 for each committee meeting attended.

The table below reflects compensation to our directors in 2005:

Name	Total	Fees earned or paid in cash	Restricted Stock Awards (1)	Option Awards	Non-Stock Incentive Plan Compensation (2)
Ivers W. Riley	$224,600	$134,900	$86,400	—	$3,300
Frank J. Jones	160,800	71,100	86,400	—	3,300
John F. Marshall	162,800	73,100	86,400	—	3,300
Carleton Day Pearl	148,950	59,250	86,400	—	3,300
Barbara B. Diamond	144,950	55,250	86,400	—	3,300
Mark P. Kritzman	142,500	52,800	86,400	—	3,300
Richard Schmalensee	128,700	39,000	86,400	—	3,300
Sarah A. Miller	82,400	39,500	39,600	—	3,300
James V. Harkness	5,400	5,400	—	—	—
William A. Porter	5,000	5,000	—	—	—
Jason Lehman	2,600	2,600	—	—	—
Brian P. Donnelly(3)	2,000	2,000	—	—	—
Sean D. Flynn	1,500	1,500	—	—	—
John A. Koltes, III	1,000	1,000	—	—	—

(1)	In connection with our initial public offering, our non-industry directors each received 4,800 shares of restricted stock, except for Sarah A. Miller, who received 2,200 shares of restricted stock.
(2)	In January 2005, we awarded our non-industry directors a success bonus in connection with the sales of our Class B-2 common stock.
(3)	Brian P. Donnelly directed the Company to remit his remuneration to a charity he designated. Mr. Donnelly resigned from his position as an industry director representative of the holders of Class B-3 common stock on the Board effective March 27, 2006, the date on which he ceased to be affiliated with a holder of our Class B-3 common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Class B trading activities

Holders of shares of our Class B common stock, as a class, elect six of our 15 directors, and some of the holders of shares of our Class B common stock are also owners of shares of our Class A common stock. Holders of shares of our Class B common stock, either directly or through affiliates, execute transactions on our exchange, and are charged transaction fees and other trading related charges for such transactions. Our transaction and other trading related charges are approved by the SEC. We also believe that these transactions were conducted on the basis of commercial terms prevailing in the market at the time of each transaction. For a list of our significant Class B shareholders, see “Security ownership by certain beneficial owners” on page 10.

Sales of Class B common stock. As a general matter, we must approve the sale or lease of shares of Class B-1 and Class B-2 common stock by our current Class B shareholders to other entities. We also must approve the entities to whom shares of Class B-1 and Class B-2 common stock are sold or leased to operate as members on our exchange. During 2005, we sold 3 shares of Class B-2 common stock for $1.5 million each. In 2005, we recognized related revenue of $4.5 million. As of March 30, 2006, we sold one additional share of Class B-2 common stock for $1.5 million.

Payment for order flow. Under our payment for order flow program, we pay some of our EAMs on behalf of our market makers for order flow sent to our exchange. Payment for order flow refers to the industry practice of paying order entry firms for their customer orders. Through our payment for order flow program, we assess fees to our PMMs and CMMs and at the direction of our PMMs, we administer payments to some EAMs. During 2005, we collected on average $8.6 million per month and distributed $6.5 million per month in payments to EAMs. Any unused funds are returned to the contributing PMMs and CMMs on a pro rata basis. The payment for order flow program maintains a reserve fund of $4.5 million, which will be returned to PMMs and CMMs if the program ceases.

Industry directors

Six of our 15 directors are elected by our Class B shareholders and each such director is affiliated with a Class B shareholder, and in some instances, the affiliated Class B shareholder is also a holder of Class A common stock. These industry directors receive certain compensation for their services as directors. For a discussion of director compensation, see “Directors’ Compensation and Benefits” on page 23.

Dividends

Quarterly Dividends. We currently intend to pay quarterly dividends on our Class A common stock for fiscal year 2006. We currently intend that the quarterly dividends expected to be declared in 2006 will be in an aggregate amount not less than the aggregate amount of the proceeds received from the sale of any Class B-2 memberships in fiscal year 2005, less taxes we pay on the proceeds and success bonuses we pay. There can be no assurances that any dividends will be paid in the anticipated amounts and frequency set forth in this proxy statement. In March 2006, we declared a dividend for the first quarter of 2006 in the amount of $0.05 per share of Class A common stock or approximately $1.9 million in the aggregate to shareholders of record as of March 23, 2006, which was paid on March 31, 2006.

Special Dividends. We declared and paid a special dividend in January 2005 of $0.37 per share of Class A common stock or $11.8 million in the aggregate. This special dividend reflected the net proceeds from the sale of shares of Class B-2 common stock in 2004. Some of our Class A shareholders are also Class B shareholders.

Our reorganization

In 2004, in connection with our initial public offering of shares of Class A common stock, we initiated a plan to reorganize into a holding company. It is currently contemplated that we will merge into International

Securities Exchange, LLC, or ISE LLC, a wholly owned subsidiary of International Securities Exchange Holdings, Inc., or ISE Holdings. As a result of this merger, the shares of Class A common stock and options exercisable for our shares of Class A common stock will be converted into shares and options, respectively, of common stock of ISE Holdings and the shares of Class B common stock will be converted into trading and voting rights granted under ISE LLC’s operating agreement. Our proposed reorganization is subject to satisfaction of certain conditions, including SEC approval.

Following consummation of the merger, our Class A common shareholders will own the same percentage of ISE Holdings common stock that they owned of Class A common stock immediately prior to this merger. The rights of the holders of shares of Class B common stock held prior to the reorganization will remain the same following the reorganization except that the holders will not be entitled to payment upon our liquidation. Currently, the holders of Class B common stock are entitled to an amount equal to the par value of the Class B common stock, or $0.01 per share, in the event of our liquidation, dissolution or winding up. The trading and voting rights granted to our Class B shareholders under ISE LLC’s operating agreement will continue to provide the right to trade on our exchange, the right to elect six of ISE LLC’s 15 directors and certain “core rights.” The “core rights” relate to the right of Class B-1 and Class B-2 shareholders to approve any increase in the number of authorized shares of Class B-1 common stock and Class B-2 common stock, and after the reorganization will apply to the authorized number of trading rights.

As a result of the reorganization, ISE Holdings will operate as a holding company, while ISE LLC will conduct the business and operations of our exchange. ISE LLC, as our successor, will be a “national securities exchange” registered under Section 6 of the Exchange Act. We believe a holding company structure is important for us as a public company as it will provide us with greater organizational flexibility, facilitate our access to capital markets, promote new business opportunities, facilitate future acquisitions and the formation of strategic alliances and create a framework for future growth. The structure will allow us to engage in these activities and maintain our exchange, ISE LLC, as a separate and distinct regulated entity. Notwithstanding our current plans, it is possible that the reorganization may be structured differently as the result of regulatory concerns.

Amended Stockholders Agreement

We are party to a Stockholders Agreement with all of the Class A shareholders who owned shares of Class A common stock prior to our initial public offering, including, but not limited to, The Goldman Sachs Group, Inc., Strategic Investments I, Inc., an affiliate of Morgan Stanley & Co. Incorporated, or Morgan Stanley, Adirondack Trading Partners LLC, Deutsche Bank Securities Inc., Bear Stearns & Co. Inc., or Bear, Stearns, Knight Trading Group, Inc., Banc of America Securities LLC, Lehman Brothers Inc., Wolverine Trading LLC, David Krell and Gary Katz. The Stockholders Agreement, among other things, provides that shareholders who are a party:

•	may not transfer their shares without the approval of the Board of Directors except for certain permitted transfers. Permitted transfers include transfers: (1) among family members, or by any family member or members to a trust, corporation, partnership, limited liability company or limited liability partnership, all of the beneficial interests in which are held by such family member or members; (2) to a legal representative of any shareholder in the event such shareholder becomes mentally incompetent; (3) by will or the laws of descent; and (4) by any shareholder to one of its affiliates;

•	may not encumber, pledge or otherwise assign their shares;

•	may not grant proxies or have other voting agreements or arrangements with respect to their shares;

•	will have the right, if we are eligible to file a registration statement on Form S-3, to demand that we file a registration statement on Form S-3, subject to certain limitations; and

•	will have a piggyback registration right, following our initial public offering of our securities, to be included in any registration statement whether for sale for our account or for the account of any of our security holders.

Amendment No. 1 to the Stockholders Agreement amended the Stockholders Agreement to provide for more specific “lock up” arrangements in connection with our initial public offering which have now expired.

The Stockholder Agreement also requires that all transferees of such Class A common stock (including permitted transferees) agree to be bound by such transfer restrictions to the extent such Class A common stock is not publicly registered nor sold pursuant to Rule 144. Additionally, all current holders of options to purchase shares of our Class A common stock issued pursuant to the 2002 Stock Option Plan, including our non-industry directors and our named executive officers, are required to become parties to the Stockholders Agreement, as amended, upon exercising any portion of their stock options.

The Stockholders Agreement, as amended, will generally terminate: (1) upon mutual consent of us and holders of two-thirds of the shares of Class A common stock; (2) as to a particular shareholder, the date on which such shareholder or its affiliates do not beneficially own any shares of Class A common stock; (3) the date of consummation of any merger or consolidation between us and any other corporation if, immediately thereafter, the shareholders and their affiliates hold, in the aggregate, capital stock representing less than a majority of the voting power of such corporation; or (4) the date that is two years following our initial public offering.

Underwriters for our public offerings

Some of the underwriters for our initial and our secondary public offering of our Class A common stock and their affiliates own or lease shares of Class B common stock on our exchange and, in some instances, are also holders of shares of our Class A common stock. Goldman Sachs & Co., UBS Securities LLC, Banc of America Securities LLC, Bear Stearns, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Morgan Stanley, who were each a book-running manager or co-manager for our initial and secondary public offerings, either directly or indirectly through an affiliate own or lease shares of Class B common stock and/or hold shares of Class A common stock.

Credit facility and bank accounts

We have an uncommitted $10.0 million credit facility with JPMorgan Chase Bank, which is a financial institution affiliated with JPMorgan Securities Inc., one of our Class B-2 and Class B-3 shareholders. No amounts have been drawn under the credit facility. As of December 31, 2005, cash and cash equivalents held at JPMorgan Chase Bank amounted to approximately $25.9 million. Additionally, as of December 31, 2005 cash and cash equivalents held at affiliates of Citigroup, Inc., one of our Class B members, amounted to approximately $124.9 million.

PROPOSAL 1

ELECTION OF DIRECTORS

At this year’s Annual Meeting, shareholders will be asked to vote on the election of seven Class II directors: (a) four non-industry directors to be elected by Class A shareholders voting together as a single class; (b) one Class B-1 industry director to be elected by the holders of Class B-1 common stock voting together as a single class; (c) one Class B-2 industry director to be elected by the holders of Class B-2 common stock voting together as a single class; and (d) one Class B-3 industry director to be elected by the holders of Class B-3 common stock voting together as a single class. If elected, each director’s term will last until the 2008 Annual Meeting of Shareholders or until he or she is succeeded by another qualified director who has been elected or appointed by the Board. In addition to these Class II directors, the Chief Executive Officer will be elected by the Class A shareholders voting together as a single class and his term will last until the 2007 Annual Meeting of Shareholders, or until such earlier time as he no longer serves as Chief Executive Officer. Each of the director nominees is currently a director, except for Edward Boyle and Peter J. Bottini, who were selected by the Nominating Committee to stand for election as an industry director nominee as provided by our organizational documents. We have one Class B-3 industry director vacancy.

Nominees for non-industry directors

(Class A common stock only)

Name and Age	For a Term Expiring	Background
Frank J. Jones, Ph.D., 67 Non-Industry Director	2008	Dr. Jones has been a director of ISE since 2000. Dr. Jones is Vice Chairperson of ISE. He has been a Professor in the Accounting and Finance department at San Jose State University since 2003. Additionally, Dr. Jones was Executive Vice President and Chief Investment Officer of Guardian Life Insurance Company of America from 1991 to 2002. He was also President of Guardian Park Avenue Portfolio, a mutual fund company. Previously, Dr. Jones was Managing Director at Merrill Lynch & Co., Global Fixed Income Research and Economics. He has served on several boards, including The Intermarket Clearing Corporation (a subsidiary of OCC), OCC and the New York Futures Clearing Corporation (of which he was Chairperson), and Guardian Baillie Gifford, an Edinburgh, Scotland money manager and distributor. Dr. Jones holds a Ph.D. in Economics from Stanford University, a M.B.A. from the University of Pittsburgh, a M.S. in Nuclear Engineering from Cornell University and a B.A. and B.S. from University of Notre Dame.

John F. Marshall, Ph.D., 54 Non-Industry Director	2008	Dr. Marshall has been a director of ISE since 2000. Dr. Marshall has been a Senior Principal of Marshall, Tucker & Associates, LLC since 1991. He is also the Chief Executive Officer of Port Jefferson Capital I, LLC, a venture capital fund. Dr. Marshall served on the faculty of the Tobin Graduate School of Business at St. John’s University from 1981 to 2000. Dr. Marshall also served as the Executive Director of the International

Name and Age	For a Term Expiring	Background

		Association of Financial Engineers. Dr. Marshall earned a Ph.D. in Financial Economics from the State University of New York at Stony Brook, a M.B.A. in Finance from St. John’s University in 1977, a M.A. in Quantitative Economics from the State University of New York at Stony Brook in 1978, and a B.S. in biology/chemistry from Fordham University in 1973.

Sarah A. Miller, 52 Non-Industry Director	2008	Ms. Miller has been a director of ISE since 2003. Ms. Miller has been a Director of the Center for Securities, Trust and Investments at American Bankers Association since 1989. Ms. Miller also has been General Counsel for the ABA Securities Association since 1995. In addition, from 1982 to 1988, Ms. Miller worked in the Division of Corporation Finance and in the Office of the General Counsel at the SEC. Ms. Miller is a graduate of Boston University and American University’s Washington College of Law and is a member of the D.C. Bar.

Carleton Day Pearl, 62 Non-Industry Director	2008	Mr. Pearl has been a director of ISE since 2000. Mr. Pearl is a financial industry consultant. He has been Vice President and Treasurer of Freescale Semiconductor, Inc. since 2003. Previously, Mr. Pearl was President and Chief Executive Officer at System Capital Corporation from 2000 to 2003 and was Senior Vice President and Treasurer at McDonald’s Corporation from 1978 to 1999. Mr. Pearl was also Chairperson of The Profit Sharing Administrative Committee, which oversees investment choices for McDonald’s and Freescale’s employee retirement funds. Mr. Pearl served as an advisory director to McDonald’s Board of Directors from 1996 to 1997. In addition, Mr. Pearl was a Trustee of Aon Funds. Mr. Pearl is a member of the Board of Directors of the National Association of Corporate Treasurers and RIM Finance Limited. Mr. Pearl serves on the Advisory Board of the School of Liberal Arts and Sciences at DePaul University in Chicago and the boards of the Lincoln Park Zoo and the Chicago Shakespeare Theater.

If you are a Class A shareholder, your proxies will vote for each of the four nominees for non-industry directors set forth above unless you specifically withhold authority to vote for a particular nominee. Each of the nominees above has consented to serve if elected. We have no reason to believe that any of the nominees listed above will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, our Board may substitute another nominee upon the recommendation of our Corporate Governance Committee. In that case, your proxies will vote for the substitute designated by our Board.

Our Board of Directors unanimously recommends that you vote FOR the four non-industry director nominees described above.

Nominee for Chief Executive Officer Director

(Class A common stock only)

Name and Age	For a Term Expiring	Background
David Krell, 59	2007	Mr. Krell has been President and Chief Executive Officer of ISE since 1997. Mr. Krell co-founded ISE in October, 1997. From 1997 to 1998, he was Chairperson and co-founder of K-Squared Research, LLC, a financial services consulting firm. From 1984 to 1997, Mr. Krell was Vice President, Options and Index Products, of the NYSE. From 1981 to 1984, Mr. Krell was First Vice President at the Chicago Board Options Exchange. Mr. Krell was also a Vice President at Merrill Lynch from 1978 to 1981 and founded its Managed Options Service. He was a director on the Board of the International Federation of Technical Analysts, a President of the Market Technicians Association and a director on the Board of Directors of OCC. Mr. Krell formerly was an Adjunct Professor at Rutgers University Graduate School of Management and at the Graduate School of Baruch College. He has taught, coordinated and directed seminars and workshops at the New York Institute of Finance.

If you are a Class A shareholder, your proxies will vote for the nominee for director set forth above unless you specifically withhold authority to vote for this nominee. The nominee above has consented to serve if elected. We have no reason to believe that the nominee listed above will be unable or unwilling to serve if elected.

Our Board of Directors unanimously recommends that you vote FOR the director nominee described above.

Nominee for Class B-1 industry director

(Class B-1 common stock only)

Name and Age	For a Term Expiring	Background
Jason Lehman, 31 Industry Director	2008	Mr. Lehman has been a director of ISE since July 2004. He is Head of Global Volatility Arbitrage at Citadel Investment Group, L.L.C. and currently heads the Global Options business for Citadel. Mr. Lehman joined Citadel in 1996 as a trader in the Japanese Convertible Bond Trading Group. Mr. Lehman holds a B.S. in Economics from the Wharton School of the University of Pennsylvania.

The nominee above has consented to serve if elected. We have no reason to believe that the nominee above will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, our Nominating Committee may substitute another nominee.

Our Board of Directors is not providing any recommendation as to how you should vote with respect to the Class B-1 industry director nominee described above.

Nominee for Class B-2 industry director

(Class B-2 common stock only)

Name and Age	For a Term Expiring	Background
Edward Boyle, 43 Industry Director	2008	Mr. Boyle is the Vice President of Corporate Development for TD Options LLC and currently serves as the Head of Corporate Development and Client Relationship Management. He joined TD Options in 2002 when TD Securities Inc. acquired the LETCO companies, formally a US options trading firm, where he was a Managing Director of Business Development and Client Services from 1999 to 2002. Mr. Boyle currently serves on the Security Industry Association, or SIA, Options Committee.

The nominee above has consented to serve if elected. We have no reason to believe that the nominee above will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, our Nominating Committee may substitute another nominee.

Our Board of Directors is not providing any recommendation as to how you should vote with respect to the Class B-2 industry director nominee described above.

Nominee for Class B-3 industry director

(Class B-3 common stock only)

Name and Age	For a Term Expiring	Background
Peter J. Bottini, 36 Industry Director	2008	Mr. Bottini has been the Executive Vice-President of Trading/Customer Service at optionsXpress, Inc. since August 2002. From August 2001 to August 2002, Mr. Bottini was a stock/options trader at Bottini Trading, LLC. From May 1993 to June 2001, he was an options market maker/specialist on the CBOE. He currently serves on the SIA Options Committee, the CBOE Nominating Committee, the CBOE Member Firm Committee and is Chairman of the ISE Allocation Committee. Mr. Bottini is a graduate of the University of Notre Dame, where he received a BBA in Finance.

The nominee above has consented to serve if elected. We have no reason to believe that the nominee above will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, our Nominating Committee may substitute another nominee.

Our Board of Directors is not providing any recommendation as to how you should vote with respect to the Class B-3 industry director nominee described above.

Members of our Board not standing for election this year

Set forth below is information about our directors who are not standing for election at the Annual Meeting.

Name and Age	Term Expires	Background
Barbara B. Diamond, 63	2007	Ms. Diamond has been a director of ISE since 2000. Ms. Diamond has been President of BBDiamond, LLC, a management consulting firm, since 2003. From March 1978 to December 2002, Ms. Diamond served as President of the Diamond Services Group, Ltd. In addition, from March 1999 to December 2002, Ms. Diamond conducted market research for Strategic Market Systems. From 1985 to 1990, Ms. Diamond served as the North American Representative for the Sydney Futures Exchange. Ms. Diamond has also been a member of the Sydney Futures Exchange and the Singapore International Monetary Exchange. Ms. Diamond was a member of the International Monetary Market, a division of the Chicago Mercantile Exchange, from 1972 to 1998. Ms. Diamond has a B.S. in Economics from Elmhurst College.

Mark P. Kritzman, 54	2007	Mr. Kritzman has been a director of ISE since 2000. Mr. Kritzman is the Chief Executive Officer and President of Windham Capital Management, LLC. He has held this position since January 2000. In addition, from 1993 to 2000, Mr. Kritzman served as Managing Partner of Windham Capital Management Boston, a general partnership. Mr. Kritzman is also a Senior Partner of State Street Associates, and the Research Director of CFA Institute’s Research Foundation. He also teaches the Financial Engineering pro-seminar at the Massachusetts Institute of Technology’s Sloan School. From 1986 to 1988, Mr. Kritzman was General Partner of New Amsterdam Partners and from 1983 to 1986, was Vice President of Bankers Trust Company. Prior to that, Mr. Kritzman held research positions with AT&T and the Equitable Life Assurance Society. Mr. Kritzman has also served as a director on several boards, including The Center for International Securities and Derivatives Markets, The Fischer Black Memorial Foundation, The Institute for Quantitative Research in Finance and The International Association of Financial Engineers. In addition, Mr. Kritzman serves on several editorial and review boards, including Emerging Markets Review, the Financial Analysis Journal, the Journal of Alternative Investments and the Journal Derivatives and the Journal of Investment Management.

Name and Age	Term Expires	Background
Ivers W. Riley, 73	2007	Mr. Riley has served as Chairperson of ISE since May 26, 2002. From 1997 until the end of 2001, he served as a member of the Executive Committee of the International Options Market Association, where he was formerly President from 1997 through 1998. From 1994 to 1997, and from 1999 to 2000, Mr. Riley was the Chief Executive Officer of the Hong Kong Futures Exchange and Chairperson and Chief Executive Officer of the HKFE Clearing Corporation. From 1986 to 1993, he was Senior Executive Vice President of the AMEX in charge of all derivatives activity. From 1983 to 1986 he was Executive Vice President of the NYSE in charge of the options division. Previously, Mr. Riley was a founding partner of The Options Group. In addition, he was a Senior Vice President of both PaineWebber and the CBOE.

Richard Schmalensee, Ph.D., 62	2007	Dr. Schmalensee has been a director of ISE since 2000. Since November 1998, Dr. Schmalensee has been the Dean of The Massachusetts Institute of Technology, Sloan School of Management and a Professor of Economics and Management. Previously, Dr. Schmalensee served as Deputy Dean and Interim Dean. Dr. Schmalensee has been a part-time consultant for LECG, LLC since April 2004 and was a part time consultant for NERA Economic Consulting from 1991 through March 2004. In addition, Dr. Schmalensee serves on the Board of Directors of IDG, Inc., and previously served on the Board of Directors of MFS Investment Management, from June 2002 to April 2004. From 1989 to 1991, Dr. Schmalensee was a member of the President’s Counsel of Economic Advisers. Dr. Schmalensee is a research associate of the National Bureau of Economic Research, a fellow of the Econometric Society, a member of the International Academy of Management, and a fellow of the American Academy of Arts and Sciences. Before joining MIT in 1977, Dr. Schmalensee was an Associate Professor at the University of California, San Diego, and has served as a visiting professor at the Harvard Business School.

Sean D. Flynn, 35	2007	Mr. Flynn has been an options trader for Timber Hill LLC since 1997. Mr. Flynn is also a member of Interactive Brokers Group LLC, the parent company of Timber Hill LLC. Mr. Flynn is a graduate of the University of California, Irvine, where he received a B.S. degree in Economics.

Name and Age	Term Expires	Background
James V. Harkness, 46	2007	Mr. Harkness has been a director of ISE since 2002. Mr. Harkness has been a Managing Director of Wolverine Trading, LLC and a limited partner of Wolverine Holdings, L.P. since 1999. From April 1994 to July 1999, Mr. Harkness was Managing Director of MicroHedge. Mr. Harkness also held trading and sales positions with Telekurs AG, Market View Software and LaSalle Arbitrage.

William A. Porter, Jr., 77	2007	Mr. Porter has been a director of ISE since 2000. Mr. Porter is a founder and was the first Chairperson of ISE from 1997 to 2002. Mr. Porter is also a Managing Member of Casey Securities, LLC, Chairperson Emeritus of E*TRADE, the Managing Member of KAP Group LLC and Chairperson of the Board of ATP. He has been the Chairperson of ATP since 1997. Mr. Porter has held numerous senior management positions, including Chairperson of Trelleborg Rubber Company; President of Tretorn Shoes; President of Commercial Electronics Incorporated. Mr. Porter has a M.S. in Management from The Massachusetts Institute of Technology, where he was a Sloan Fellow, a M.S. in Physics from Kansas State College and a B.A. in Mathematics from Adams State College.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

As required by Section 301 of the Sarbanes-Oxley Act of 2002 and Section 303A of the NYSE Listed Company Manual, our Finance and Audit Committee is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm. The Finance and Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2005. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be available to respond to appropriate questions and may make a statement if they so desire. Although we are not required to seek shareholder approval of this appointment, we believe it to be sound corporate governance to do so. If the appointment of Ernst & Young LLP is not ratified by our shareholders, our Finance and Audit Committee will investigate the reasons for the shareholder rejection and will consider appointing another independent registered public accounting firm.

Our Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2006 fiscal year.

Principal accountant fees and services

Fees billed by Ernst & Young LLP for each of the last two fiscal years are listed in the following table.

Year Ended December 31,	Audit Fees	Audit- Related Fees	Tax Fees	All Other Fees
2005	$1,466,230	$245,700	$271,365	$—
2004	$1,094,250	$40,000	$734,350	$—

Audit fees include fees for professional services rendered for the audit of our annual financial statements and for other services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including services provided in connection with our initial and secondary public offerings.

Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements, other than those services described under “Audit Fees.” These fees were primarily for services in connection with our preparation for compliance with the rules and regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 and audit for our defined contribution benefit plan.

Tax fees consist of services performed by our independent registered public accounting firm’s tax division, except those related to the audit, and include fees for tax compliance, tax planning and tax advice as well as tax fees in connection with our initial and secondary public offerings.

There were no fees billed for other services rendered by our independent registered public accounting firm that would be included in “all other fees” for the years ended December 31, 2005 and 2004.

The Finance and Audit Committee has considered and determined that the provision of non-audit services is compatible with maintaining the registered public accounting firm’s independence. All of the services described above were pre-approved by the Finance and Audit Committee in accordance with our pre-approval policy.

Finance and Audit Committee pre-approval policies and procedures

The Finance and Audit Committee is responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm. The Finance and Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent registered public accounting firm. In accordance with such policies and procedures, the Finance and Audit Committee is required to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services is in accordance with the rules and regulations of the SEC and does not impair the registered public accounting firm’s independence.

REPORT OF THE FINANCE AND AUDIT COMMITTEE

The Finance and Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Finance and Audit Committee consists of five non-industry directors who are “independent” as defined in Section 303A of the NYSE Listed Company Manual and our Corporate Governance Principles. Its duties and responsibilities are set forth in the Finance and Audit Committee Charter adopted by our Board of Directors, which was reviewed and revised in November 2004 and is available on our website at www.iseoptions.com. In 2005, the Finance and Audit Committee held 12 regularly scheduled meetings. During 2005, the Finance and Audit Committee met with the senior members of the Company’s financial management team, the Company’s director of internal audit, the Company’s general counsel and the Company’s independent registered public accounting firm, as necessary. The Finance and Audit Committee had private sessions with the Company’s independent registered public accounting firm and our director of Internal Audit, as necessary. The Board of Directors has determined that John F. Marshall, Ph.D., meets the SEC’s definition of audit committee financial expert.

In the course of fulfilling its responsibilities, the Finance and Audit Committee has:

•	the sole authority to appoint or replace the independent registered public accounting firm and is directly responsible for the oversight of the scope of its role and the determination of its compensation;

•	reviewed and discussed with management and the independent registered public accounting firm, Ernst & Young LLP, the audited financial statements;

•	reviewed, revised and discussed with management the Charter for the Finance and Audit Committee;

•	discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380);

•	received and discussed with the independent registered public accounting firm the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”;

•	discussed with the independent registered public accounting firm its independence from the Company and management;

•	reviewed payments to and pre-approved services of our independent registered public accounting firm in accordance with the pre-approval policy; and

•	considered whether the provision by the independent registered public accounting firm of non-audit services, if any, is compatible with maintaining their independence.

Based on the above-mentioned reviews and discussions, the Finance and Audit Committee recommended to the Board of Directors that ISE’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC. The Finance and Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent registered public accounting firm and the Board of Directors concurred in such recommendation.

The Finance and Audit Committee—Fiscal Year 2005
John F. Marshall, Ph.D., Chairperson
Barbara B. Diamond
Frank J. Jones, Ph.D.
Mark P. Kritzman
Carleton Day Pearl

EXECUTIVE COMPENSATION

The following table sets forth information on compensation earned by our Chief Executive Officer and our four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for the years ended December 31, 2003, 2004 and 2005. In this proxy statement, we refer to these executives as our “named executive officers.” Each table is presented in the format that the SEC has established for the disclosure of executive compensation.

Summary Compensation Table

Name and Principal Position	Year				Long-Term Compensation			All Other Compensation (4)
		Annual Compensation			Awards		Payouts
		Salary	Bonus(1)	Other Annual Compensation (2)	Restricted Stock Awards (3)	Securities Underlying Options (#) (3)	LTIP Payouts
David Krell	2005	$1,000,000	$600,000	$64,996	$1,386,000	125,263	—	$12,600
President and	2004	877,347	1,601,608	62,301	—	—	—	12,300
Chief Executive Officer	2003	751,923	1,547,885	—	—	—	—	21,575

Gary Katz	2005	850,000	425,000	—	1,122,000	101,404	—	12,600
Chief Operating Officer	2004	742,469	1,088,034	—	—	—	—	12,300
	2003	641,346	1,242,019	—	—	—	—	15,025

Bruce Cooperman	2005	310,000	115,000	—	423,000	30,421	—	12,600
Chief Financial Officer	2004	291,799	220,600	—	—	—	—	12,300
	2003	283,300	247,910	—	—	—	—	12,000

Daniel P. Friel	2005	385,000	155,000	—	495,600	36,982	—	12,600
Chief Information Officer	2004	371,315	255,600	—	—	—	—	12,300
	2003	360,500	384,400	—	—	—	—	12,000

Michael J. Simon	2005	385,000	155,000	—	548,400	41,754	—	12,600
Secretary, General Counsel and	2004	371,315	255,600	—	—	—	—	12,300
Chief Regulatory Officer	2003	360,500	384,400	—	—	—	—	12,000

(1)	Annual bonuses for each of the named executive officers were earned in 2003, 2004 and 2005, but paid in 2004, 2005 and 2006, respectively. A portion of the annual bonuses for 2003 and 2004 was based upon the sale of shares of Class B-2 common stock during 2003 and 2004. Such portion of each named executive officer’s annual bonus attributable to the sale of shares of Class B-2 common stock for 2003 and 2004, respectively, was as follows: David Krell: $420,000 and $1,075,000; Gary Katz: $280,000 and $716,800; and Daniel P. Friel, Michael J. Simon and Bruce Cooperman: $41,250 and $105,600 each. In addition, a portion of the annual bonuses paid in 2003 includes $235,000 each for Daniel P. Friel and Michael J. Simon and $150,000 for Bruce Cooperman as deferred compensation under our KEYSOP™ profit-sharing plan. The remaining portion of the annual bonus paid to David Krell and Gary Katz for 2003 and 2004 was determined based upon an assessment by the Compensation Committee of their individual contributions to the overall success of the Company for each year. The Compensation Committee established a bonus pool for 2003, 2004 and 2005 for each of the other named executive officers. The remaining portion of the annual bonuses paid to those other named executive officers was distributed from this pool and was determined, in each case, by David Krell and Gary Katz based upon their assessment of the contributions made by those named executive officers to our overall success for each year.
(2)	In 2003, does not include our expense for maintaining an apartment in New York City for use by our executive officers and other employees. Since January 1, 2004, David Krell has had exclusive use of the apartment.
(3)	In connection with our initial public offering in 2005, we granted restricted stock and options to our named executive officers. These awards were intended to recognize services provided in 2004 and 2005, and, therefore, represent two years’ worth of grants, though these officers received additional awards for services rendered in 2005. In recognition of the special nature of these awards, they vest over a three year period on a staggered basis as follows: 15% in year 1; 30% in year 2; and the remaining 55% in year 3.

(4)	Includes matching contributions under our 401(k) plan. In addition, for 2002 and 2003, includes $4,788 and $9,575 for David Krell and $1,512 and $3,025 for Gary Katz, respectively, for term life insurance premiums paid by us for their benefit.

The Summary Compensation Table above is presented in the format currently required by the SEC. The SEC has, however, recently proposed revised rules that generally require enhanced disclosure of executive compensation. Although these rules are not currently effective, the Compensation Committee has determined to provide supplemental disclosure regarding the compensation of executive officers listed above to better enable our shareholders to understand these officers’ compensation.

The table below reflects the components of compensation that our named executive officers received for 2003, 2004 and 2005. The Compensation Committee, David Krell and Gary Katz review the categories reflected in the table below when awarding compensation:

Expanded Compensation Table

Name and Principal Position	Year	Performance Compensation					Special Awards
		Salary	Incentive Compensation			Total Perform- ance Compen- sation	Award for Sale of Class B-2 Member- ships (2)		Initial Public Offering Award (3)		401(k) Contri- bution Match	Perquisites (4)	Total Compen- sation
			Cash Bonus	Restricted Stock Award (1)	Option Award (1)
David Krell President and Chief Executive Officer	2005 2004 2003	$1,000,000 877,347 751,923	$600,000 526,408 225,577	$800,000 693,000 —	$357,000 357,000 —	$2,757,000 2,453,755 977,500	$	— 1,075,200 420,000	$	— — —	$12,600 12,300 12,000	$64,996 62,301 9,575	$2,834,846 3,541,255 1,409,500

Gary Katz Chief Operating Officer	2005 2004 2003	850,000 742,469 641,346	425,000 371,234 192,404	635,000 561,000 —	289,000 289,000 —	2,199,000 1,963,703 833,750		— 716,800 280,000		— — —	12,600 12,300 12,000	3,025 — —	2,211,600 2,692,803 1,125,750

Bruce Cooperman Chief Financial Officer	2005 2004 2003	310,000 291,799 283,300	115,000 115,000 56,660	188,300 168,300 —	86,700 86,700 —	700,000 661,799 339,900		— 105,600 191,250		86,400 — —	12,600 12,300 12,000	— — —	799,000 779,699 543,150

Daniel P. Friel Chief Information Officer	2005 2004 2003	385,000 371,315 360,500	155,000 150,000 108,150	249,600 204,600 —	105,400 105,400 —	895,000 831,315 468,650		— 105,600 276,250		86,400 — —	12,600 12,300 12,000	— — —	994,000 949,215 756,900

Michael J. Simon Secretary, General Counsel and Chief Regulatory Officer	2005 2004 2003	385,000 371,315 360,500	155,000 150,000 108,150	276,000 231,000 —	119,000 119,000 —	935,000 871,315 468,650		— 105,600 276,250		86,400 — —	12,600 12,300 12,000	— — —	1,034,000 989,215 756,900

(1)	In connection with our initial public offering in 2005, the Compensation Committee granted our officers two years of stock based incentive compensation—an award for their performance in 2004 and an accelerated award for their performance in 2005. Half of the compensation awarded represented 2004 performance with the remaining balance allocated to 2005 performance. The Compensation Committee granted the award as approximately 67% restricted stock and 33% options. The Compensation Committee granted the accelerated award to recognize the contributions of our officers to our success and our initial public offering. In order to reflect the one-time nature of this award, the Compensation Committee adjusted the vesting provisions to a staggered basis of 15% in year 1; 30% in year 2; and the remaining 55% in year 3.
(2)	In connection with the sales of our Class B-2 common stock, we awarded a portion of the proceeds from the sales as a special bonus to our officers.
(3)	In connection with our initial public offering, we granted a restricted stock award to all of our employees. David Krell and Gary Katz voluntarily elected not to participate in this award and contributed their shares to the pool to be distributed to our employees.
(4)	We maintain an apartment in New York City for the exclusive use of David Krell. The Compensation Committee believes it is appropriate to maintain this apartment for David Krell as part of his job function as President and Chief Executive Officer. In 2003, we paid premiums for term life insurance for the benefit of David Krell and Gary Katz.

Stock option grants in year ended December 31, 2005

The following table sets forth information regarding grants of options to purchase our Class A common stock to the named executive officers in 2005:

	Individual Grants
	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share) (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5% (3)	10% (3)
David Krell	125,263	26%	$18.00	3/9/2015	$1,418,229	$3,594,051
Gary Katz	101,404	21	18.00	3/9/2015	1,148,091	2,909,469
Bruce Cooperman	30,421	6	18.00	3/9/2015	344,427	872,841
Daniel P. Friel	36,982	8	18.00	3/9/2015	418,715	1,061,101
Michael J. Simon	41,754	9	18.00	3/9/2015	472,743	1,198,017

Notes:

(1)	All grants were nonqualified stock options. The options were granted under the Omnibus Stock Plan and have a ten year maximum term.
(2)	Each option has an exercise price per share equal to our initial public offering price on March 9, 2005 or $18.00. The options will vest 15% in year 1; 30% in year 2; and the remaining 55% in year 3.
(3)	The 5% and 10% rates of appreciation were set by the SEC and are not intended to forecast future appreciation, if any, of our securities.

Aggregated option exercises during year ended December 31, 2005 and year-end option values

The following table sets forth information regarding the exercise of options on our Class A common stock by the named executive officers in 2005 and, on an aggregate basis, information with respect to the value of unexercised options held by these executive officers on December 31, 2005, and the value of unexercised in-the-money options, that is, options that had a positive spread between the exercise price and the fair market value of our Class A common stock, as of December 31, 2005.

Name	Securities Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David Krell	57,137	$1,634,690	1,454,863	125,263	$38,015,570	$1,192,504
Gary Katz	55,423	1,585,652	952,577	101,404	24,890,837	965,366
Bruce Cooperman	22,855	653,882	125,645	30,421	3,283,104	289,608
Daniel P. Friel	24,520	701,517	123,980	36,982	3,239,597	352,069
Michael J. Simon	18,855	539,442	129,645	41,754	3,387,624	397,498

Notes:

(1)	The year-end value is based on the value of our Class A common stock at the market close as of December 31, 2005, of $27.52 per share, as reported by NYSE.

Employment agreements

We have entered into employment agreements with David Krell (as Chief Executive Officer), Gary Katz (as Chief Operating Officer), Bruce Cooperman (as Chief Financial Officer), Michael J. Simon (as General Counsel, Chief Regulatory Officer and Secretary) and Daniel P. Friel (as Chief Information Officer). Each agreement commenced on the March 9, 2005, the first date that shares of our Class A common stock were offered for sale in the United States, and expires on December 31, 2007 and will automatically extend for successive one-year terms unless we or the relevant employee provides written notice of an intention to terminate the agreement at least 120 days prior to the end of the then current term.

Under their respective employment agreements, each will receive initial annual base salaries. While David Krell’s and Gary Katz’s agreements do not contain any express provision for annual salary increases, the salaries of Bruce Cooperman, Michael J. Simon and Daniel P. Friel will be evaluated each year by our Chief Executive Officer and our Chief Operating Officer, and increased by no less than 3% annually, provided that such increases do not result in payment of a base salary that would not be fully deductible by us. Additionally, each of these executives is eligible to receive an annual discretionary bonus, the actual amount of which will be determined based on our and such employee’s achievement of performance objectives set by the compensation committee or other committee of our Board no later than ninety (90) days following the commencement of the calendar year for which the annual bonus will be payable, each year as part of the budget review process.

Such annual bonus may be paid in cash and/or in restricted stock, options or other non-cash compensation pursuant to our Omnibus Stock Plan; provided that any non-cash bonus, absent agreement by the employee otherwise, shall be paid without being subject to any vesting or similar limitation.

Furthermore, each is also entitled to receive or participate in certain of our benefits, such as our 401(k) plan, group health plans, paid vacation and sick leave, basic life insurance and short-term and long-term disability and such other benefits as are customarily provided to our senior executives. Each shall also be covered by our directors and officers liability insurance.

Each employment agreement may be terminated upon the occurrence of the following: (1) death or disability (as defined in the agreements), (2) termination by the employee for any reason, including good reason (as defined in the agreements), (3) termination by us, with or without cause (as defined in the agreements) or (4) termination by us or the employee by providing notice of an intent not to extend the then current term of employment.

If an employee’s employment terminates as a result of death or disability, is terminated by us for cause or is terminated by an employee without good reason, we will provide the employee (or his estate) with the following compensation: (1) annual base salary through the date of termination, (2) any deferred compensation or bonuses in accordance with applicable plans, (3) reimbursement of expenses incurred but not paid, and (4) any other benefits the employee is eligible to receive under any of our plans or programs. Additionally, for termination because of death or disability, the employee will receive any annual bonus that was awarded but not yet paid and any pro-rated annual bonus for any partial year worked.

If we terminate an employee’s employment without cause or an employee terminates for good reason, we will provide the employee with the following compensation: (1) annual base salary through the date of termination and for 24 months thereafter, (2) two times the average of any annual bonuses paid to the employee in the two full years before termination, (3) any annual bonus that was awarded but not yet paid, (4) any prorated annual bonus for any partial year worked, (5) any deferred compensation or bonuses in accordance with applicable plans, (6) reimbursement of expenses incurred but not paid, and (7) up to 24 months of continued coverage under our group medical, dental and life insurance plans.

If we terminate an agreement by providing notice of an intention not to extend the then current term of his employment, we will pay the employee the following compensation: (1) annual base salary through the date of termination and for 12 months thereafter, (2) any bonus that was awarded but not yet paid, (3) any pro-rated annual bonus for any partial year worked, (4) any deferred compensation or bonuses, (5) reimbursement of expenses incurred but not paid, and (6) any other benefits as may be provided in our applicable programs and plans.

Each agreement also contains a provision that covers any termination of employment without cause or for good reason occurring within 18 months following a change in control (as defined in the agreement), which entitles the employee to the following compensation in lieu of any other compensation and benefit whatsoever discussed above: (1) annual base salary through the date of termination and for 36 months thereafter, (2) payment of three times the average of any annual bonuses paid to the employee in the two full years before termination, (3) any bonus that was awarded but not yet paid, (4) reimbursement of expenses incurred but not paid, and (5) continued participation in our group medical, dental and life insurance plans for up to 36 months. In addition, if the aggregate amount of payments and benefits to be paid to or received by an employee in connection with a change in control, regardless of the source of obligation to pay or provide such benefits, is determined to be an excess parachute payment (within the meaning of Code Section 280G and the Treasury regulations promulgated thereunder), thereby subjecting the employee to an excise tax, we will pay the employee an additional gross-up amount with respect to any excise tax imposed on the total payments.

No termination payments under any of the above termination provisions will be made unless and until the employee signs a general release in favor of us.

The agreements also contain confidentiality, non-competition and non-solicitation provisions, whereby each employee acknowledges the obligation to protect our confidential information and intellectual property, agrees not to interfere with our business relationships or to otherwise compete with us upon termination and agrees not to solicit our employees, directors, consultants, agents, independent contractors or clients. The confidentiality provision continues indefinitely and the non-competition and non-solicitation restrictions last for 24 months following termination of employment for any reason, except that if we notify the employee of our intent not to extend the employment term, the restrictions will be reduced to 12 months.

All disputes between us and the employee relating to the employment or the termination of employment are subject to binding arbitration.

Benefit plans with change in control provisions

Omnibus Stock Plan

We have adopted an Omnibus Stock Plan in order to further our growth and profitability by increasing incentives and encouraging equity ownership on the part of our employees, independent contractors and Board members. The plan is intended to permit the grant of awards that constitute incentive stock options, or ISOs, non-qualified stock options, or NQSOs, stock appreciation rights, or SARs, restricted stock and restricted stock units, or RSUs. Each award under the plan is evidenced by a written award agreement between us and each participant containing the terms and conditions of such award. This plan is administered by the Compensation Committee of our Board, which is authorized to construe and interpret the plan and any related award agreement and to promulgate, amend, and rescind rules and regulations relating to the implementation and administration of the plan. The Compensation Committee is also authorized to select the plan’s participants, determine the amount and form of awards, and impose restrictions, terms and conditions upon awards. Subject to certain adjustment provisions, 4,140,000 shares of our Class A common stock were reserved for issuance under the plan and up to ten percent of those shares in respect of restricted stock, RSUs, ISOs, NQSOs, or SARs, or a combination thereof, may be granted during any year to any person. As of March 30, 2006, 2,746,796 shares of our Class A common stock were available for issuance under the plan.

In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock or extraordinary cash dividends, split-up, share combination, or other similar change in our corporate structure affecting the shares, the Compensation Committee may adjust the number, class and series of our securities or the securities of any successor corporation available under this plan, the number, class, series, exercise price per share (in the case of an option) and base price (in the case of a SAR) of securities subject to outstanding awards, the maximum number of shares available for grant and the maximum number of shares which may be granted to any participant in any single calendar year, in such manner as the Compensation Committee determines to be appropriate to prevent the dilution or diminution of such awards. The Compensation Committee may also, in its sole discretion, cancel some or all of the outstanding awards and pay to each holder of a cancelled award a payment in cash or securities in an amount that the Compensation Committee in good faith determines to be the equivalent value of such award on the date of such event.

In addition, pursuant to the terms of the award agreements relating to grants under the Omnibus Stock Plan, in the event of a “Change of Control”, all restricted stock awards, RSUs, ISOs, NQSOs and SARs shall automatically be deemed, as applicable, vested and exercisable, restrictions with respect to restricted stock shall be deemed, as applicable, to have lapsed and performance goals relating to applicable outstanding awards shall be deemed achieved. A “Change in Control” generally occurs in any of the following situations:

•	any person or persons acting in concert (excluding our benefit plans) becomes the beneficial owner of our securities having at least 25% of the voting power of our then outstanding securities;

•	our shareholders shall approve any merger or other business combination of ISE other than a transaction immediately following which our shareholders and any trustee or fiduciary of any ISE employee benefit plan immediately prior to such transaction own at least 65% of the voting power, directly or indirectly, of the surviving corporation in any such merger or other business combination;

•	within any 24 month period, the persons (generally including any person becoming a director who was nominated or approved by those persons) who were directors immediately before the beginning of such period shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to ISE; or

•	a plan of our complete liquidation shall have been adopted or the holders of our voting securities shall have approved an agreement for the sale or disposition by us (in one transaction or a series of transactions) of all or substantially all of our assets.

Stock Purchase Plan

We have adopted a Stock Purchase Plan that is designed to allow eligible employees and non-industry directors to purchase shares of our Class A common stock, at defined intervals, with their accumulated payroll deductions (or with additional contributions, if permitted by the relevant offering). This plan is administered by our Board or a committee designated by our Board. We have reserved 1,350,000 shares of Class A common stock for issuance under this plan. As of March 30, 2006, 1,332,027 shares of our Class A common stock were available for issuance under this plan.

In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving our receipt of consideration, our Board, in its sole discretion, may make appropriate and conclusive adjustments in the classes and maximum number of shares subject to the plan and the classes and number of shares and price per share of stock subject to outstanding rights.

In addition, in the event of: (1) our dissolution or liquidation; (2) a sale of all or substantially all of our assets; (3) a merger or consolidation in which we are not the surviving corporation; (4) a reverse merger in which we are the surviving corporation but the shares of Class A common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (5) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by us or our affiliates) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of our securities representing at least 50% of the combined voting power entitled to vote in the election of directors; or (6) the individuals who, as of July 22, 2004, are members of the Board cease for any reason to constitute at least 50% of the Board, then such Board, in its sole discretion, may take or arrange for the taking of any of the following actions: (a) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the plan, (b) such rights may continue in full force and effect, (c) all participants’ accumulated payroll deductions (or other payments or contributions, if any) may be used to purchase Class A common stock immediately prior to or within a reasonable period of time following the transaction described above and the participants’ rights under any ongoing plan offering terminated or (d) any outstanding Plan offering may be cancelled and accumulated payroll deductions (and other payments and contributions, if any) returned to participants (reduced to the extent, if any, such amounts have been used to acquire Class A common stock for the participants).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee consists of four non-industry directors who are “independent.” The primary purpose of the Compensation Committee is to oversee the compensation of our executive officers. A complete description of the Committee’s function may be found in its charter, a copy of which may be found on our website.

Compensation philosophy and objectives

The Compensation Committee approves the Company’s goals and objectives relevant to compensation and benefits, stays informed as to market levels of compensation and recommends to our Board compensation levels and benefits for our management and employees. The Committee applies a consistent philosophy to compensation for all employees, including the Company’s executive officers. This philosophy is based on the premise that our achievements result from the coordinated efforts of all employees working toward our business objectives.

The Compensation Committee’s primary goals are (i) to structure and administer a range of compensation programs designed to enable us to attract and retain executive talent in a highly competitive marketplace and (ii) to link compensation to performance and the creation of shareholder value. To help it fulfill these missions, the Compensation Committee periodically evaluates the competitiveness of our executive compensation programs, using information drawn from a variety of sources, such as published survey data on other financial and service institutions, information supplied by consultants and its own experience in recruiting and retaining executives. Each year, the Committee reviews management’s recommendations for executive officers, as well as compensation and benefit plan modifications and the funding of those plans. Working in conjunction with the Chief Executive Officer, the Compensation Committee reviews and sets senior executive (other than the Chief Executive Officer and Chief Operating Officer) compensation, incentive-compensation plans and equity-based plans.

The Compensation Committee uses three primary forms of executive compensation to satisfy its compensation objectives: base salary, annual bonuses, and long-term equity compensation. The Compensation Committee’s policies with respect to each of these components, including the basis for the compensation awarded to our Chief Executive Officer, are discussed below.

Base salary

The Compensation Committee uses base salary to provide competitive market salaries based on the position’s duties and level of responsibility. Base salaries are reviewed annually to determine if such salaries fall within a competitive range. Individual salaries set within a competitive range are also based upon an evaluation of other factors, such as individual past performance, potential with the Company, level and scope of responsibility, and internal equity. While executive base salaries are evaluated annually, we typically adjust salaries for those at more senior levels less frequently.

The base salary of each named executive officer in 2005 is set forth in the Summary Compensation Table on page 38.

Annual bonuses

Annual bonuses reflect both performance of the Company and individual performance. The impact made on meeting or exceeding the goals of the Company’s business plan is a key consideration in determining the amount of any annual bonus. The Compensation Committee determines the criteria and objectives that must be met during the applicable performance period in order to earn an award.

The bonuses awarded to each named executive officer in 2005 are set forth in the Summary Compensation Table on page 38.

Long-term equity compensation

The Company believes that providing executive officers with equity ownership in the Company (i) serves to align the interests of executive officers with shareholders by creating a direct link between compensation and shareholder return; (ii) creates a significant, long-term interest in the Company’s success; and (iii) aids in the retention of key executive officers in a competitive market for executive talent. The Compensation Committee anticipates making long-term equity grants in such amounts and with such terms as it determines appropriate to achieve the goals set forth above.

Chief Executive Officer compensation

During the fiscal year ended December 31, 2005, the Compensation Committee considered a number of factors in evaluating the performance of, and setting the bonus for, David Krell, the Company’s Chief Executive Officer. In its evaluation, the Compensation Committee considered the changes in the financial performance of the Company from the prior year, Mr. Krell’s leadership in connection with the Company’s initial public offering and the substantial time and concentrated effort that Mr. Krell applied in the performance of his duties. The Compensation Committee believes that the salary and bonus earned by Mr. Krell for 2005 were appropriate based on the above criteria.

Limit on tax-deductible compensation

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deduction that the Company may claim in any tax year with respect to compensation paid to the Chief Executive Officer and certain other senior executive officers. Certain types of performance-based compensation are exempted from this $1 million limit. Performance based compensation can include income from stock options, restricted stock, and certain formula driven compensation that meets the IRS requirements.

The Compensation Committee—Fiscal Year 2005

Frank J. Jones, Ph.D. Chairperson
Barbara B. Diamond
Richard Schmalensee, Ph.D.
John F. Marshall, Ph.D.

PERFORMANCE GRAPH

The following graph compares the total return of ISE’s Class A common stock with the S&P 500 Index and ISE’s peer group which is composed of Archipelago Holdings, Inc. (which merged with the NYSE in early 2006), Chicago Mercantile Exchange Holdings Inc., eSpeed Holdings, Inc., Investment Technology Group, Inc., Knight Capital Group, Inc., Marketaxess Holdings Inc., Nasdaq Stock Market, Inc. and NYFIX Inc. for the period from March 9, 2005 (the date on which ISE’s common stock began trading on the NYSE) through December 31, 2005. The figures below represented assume an initial investment of $100 in Class A common stock at the closing price on March 9, 2005 and in the S&P 500 Index on March 9, 2005, and the reinvestment of all dividends into shares of Class A common stock.

	Base Period 3/9/05	Cumulative Total Returns Months Ending
Company Name / Index		3/05	4/05	5/05	6/05	7/05	8/05	9/05	10/05	11/05	12/05
International Securities Exchange	100.00	85.53	86.58	84.47	82.60	78.68	71.88	76.97	80.95	97.37	90.53
S&P 500 Index	100.00	97.95	96.10	99.15	99.29	102.99	102.05	102.87	101.16	104.98	105.02
Peer Group	100.00	99.54	108.89	116.71	146.17	153.74	146.50	168.62	186.28	195.21	192.85

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Proposals that shareholders wish to include in our proxy materials for presentation at our Annual Meeting in May 2007 must be received by the Secretary by December 7, 2006. Those proposals should be sent to Secretary, International Securities Exchange, Inc., 60 Broad Street, New York, New York 10004, and must comply with rules promulgated by the SEC in order to be eligible for inclusion in our proxy materials for our 2007 Annual Meeting of Shareholders.

Our amended and restated constitution also contains advance notice requirements for matters that Class A shareholders intend to bring before an annual meeting. Generally, notice of a proposal to be brought before the 2007 Annual Meeting must be received by the Secretary not earlier than February 10, 2007 and not later than March 12, 2007. The notice must set forth the following information on each item of business that the Class A shareholder proposes to bring before the meeting:

•	as to each person whom the shareholder proposes to nominate for election or reelection as a non-industry director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a statement that such nominee complies with the requirements set forth in our Certificate of Incorporation;

•	as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner and (b) the class and number of shares of the Company that are owned beneficially and of record by such shareholder and such beneficial owner.

Our Class B shareholders may also submit by petition nominations of persons eligible to serve as industry directors for election to the Board for their respective series of Class B common stock. Petitions of persons eligible to serve as industry directors must be accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of consent to serve as a director if elected. Petitions should be addressed to the Secretary, and must be received not later than 45 days before the date of the 2007 Annual Meeting.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

SEC rules require us to provide an Annual Report to shareholders who receive this proxy statement. Additional copies of the Annual Report are available upon written request to Investor Relations, International Securities Exchange, Inc., 60 Broad Street, New York, New York 10004.

PROXY SOLICITATION

We will pay the costs of soliciting proxies. In addition to mailing proxy solicitation material, our directors and employees also may solicit proxies in person, by telephone or by other electronic means of communication. We will not compensate these directors and employees additionally for this solicitation, but we may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. We will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their beneficial owners, and we will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding the materials. We have retained Georgeson Shareholder to aid in the solicitation of proxies. It is estimated that the fee for Georgeson Shareholder will be approximately $6,500 plus reasonable out-of-pocket costs and expenses.

HOUSEHOLDING

Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. Shareholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if their shares are held by brokers or banks, or by contacting ADP by toll-free telephone at (1-800-542-1061) or via letter to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, if they hold their shares directly in their own names.

By Order of the Board of Directors,

Michael J. Simon

Secretary

Dated: April 6, 2006

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000004

Least Address Line

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

C 1234567890 J N T

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

123456

C0123456789

12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed non-industry nominees. Four will be elected to a two-year term to the Board of Directors.

For Withhold

For Withhold

01 - Frank J. Jones, Ph.D.

02 - John F. Marshall, Ph.D.

03 - Sarah A. Miller

04 - Carleton Day Pearl

B Election of CEO as Director

2. The Board of Directors recommends a vote FOR the listed nominee. The CEO will be elected to a one-year term to the Board of Directors.

For Withhold

01 - David Krell

C Issues

The Board of Directors recommends a vote FOR the following proposal.

For Against Abstain

3. Ratification of Ernst & Young as independent registered public accounting firm for 2006.

I plan to attend the annual meeting.

D Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy)

0 0 8 2 7 9 1 1 U P X C O Y

Proxy - International Securities Exchange, Inc.

Annual Meeting Proxy Card for Class A Common Stock

This Proxy is being solicited by the Board of Directors of the International Securities Exchange, Inc. (“ISE”) for the Annual Meeting of Shareholders on Thursday, May 11, 2006.

The undersigned hereby appoint(s) Michael J. Simon and Katherine A. Simmons with full power to act alone and with full power of substitution, as proxy of such shareholder(s), to attend the Annual Meeting of ISE to be held at 10:00 a.m., local time, on Thursday May 11, 2006 at The Down Town Association, located at 60 Pine Street, New York, NY 10005, and any postponement or adjournment thereof, and to vote all shares of Class A common stock of ISE held of record by such shareholder(s) as of the close of business on March 30, 2006 upon the proposal as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS SET FORTH IN THE PROXY STATEMENT FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any matters incident to the conduct of the Annual Meeting, including any motion to adjourn or postpone the Annual Meeting. The proposal is fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

THANK YOU FOR VOTING

(Continued, and to be dated and signed on the reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

To vote using the Internet

• Go to the following web site:

WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 5:00 p.m., Local Time, on May 10, 2006

THANK YOU FOR VOTING

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000004

Least Address Line

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

C 1234567890 J N T

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card 123456 C0123456789 12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A Election of Director-Class B-1

1. Select the following Class B-1 industry director nominee to be elected to a two-year term to the Board of Directors.

For Withhold

01—Jason Lehman

I plan to attend the annual meeting.

B Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

0 0 8 2 7 9 2 1 U P X C O Y

Proxy—International Securities Exchange, Inc.

Annual Meeting Proxy Card for Class B-1 Common Stock

This Proxy is being solicited by the Board of Directors of the International Securities Exchange, Inc. (“ISE”) for the Annual Meeting of Shareholders on Thursday, May 11, 2006.

The undersigned hereby appoint(s) Michael J. Simon and Katherine A. Simmons with full power to act alone and with full power of substitution, as proxy of such shareholder(s), to attend the Annual Meeting of ISE to be held at 10:00 a.m., local time, on Thursday May 11, 2006 at The Down Town Association, located at 60 Pine Street, New York, NY 10005, and any postponement or adjournment thereof, and to vote all shares of Class B-1 common stock of ISE held of record by such shareholder(s) as of the close of business on March 30, 2006 upon the proposal as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS SET FORTH IN THE PROXY STATEMENT FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any matters incident to the conduct of the Annual Meeting, including any motion to adjourn or postpone the Annual Meeting. The proposal is fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

THANK YOU FOR VOTING

(Continued, and to be dated and signed on the reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

To vote using the Internet

• Go to the following web site:

WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 5:00 p.m., Local Time, on May 10, 2006 THANK YOU FOR VOTING

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000004

Least Address Line

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

C 1234567890 J N T

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card 123456 C0123456789 12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A Election of Director-Class B-2

1. Select the following Class B-2 industry director nominee to be elected to a two-year term to the Board of Directors.

For Withhold

01 - Edward Boyle

I plan to attend the annual meeting.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy)

0 0 8 2 7 9 3 1 U P X C O Y

Proxy - International Securities Exchange, Inc.

Annual Meeting Proxy Card for Class B-2 Common Stock

This Proxy is being solicited by the Board of Directors of the International Securities Exchange, Inc. (“ISE”) for the Annual Meeting of Shareholders on Thursday, May 11, 2006.

The undersigned hereby appoint(s) Michael J. Simon and Katherine A. Simmons with full power to act alone and with full power of substitution, as proxy of such shareholder(s), to attend the Annual Meeting of ISE to be held at 10:00 a.m., local time, on Thursday May 11, 2006 at The Down Town Association, located at 60 Pine Street, New York, NY 10005, and any postponement or adjournment thereof, and to vote all shares of Class B-2 common stock of ISE held of record by such shareholder(s) as of the close of business on March 30, 2006 upon the proposal as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS SET FORTH IN THE PROXY STATEMENT FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any matters incident to the conduct of the Annual Meeting, including any motion to adjourn or postpone the Annual Meeting. The proposal is fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

THANK YOU FOR VOTING

(Continued, and to be dated and signed on the reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

To vote using the Internet

• Go to the following web site:

WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 5:00 p.m., Local Time, on May 10, 2006 THANK YOU FOR VOTING

000004

Least Address Line

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

C 1234567890 J N T

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card 123456 C0123456789 12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A Election of Director-Class B-3

1. Select the following Class B-3 industry director nominee to be elected to a two-year term to the Board of Directors.

For Withhold

01 - Peter J. Bottini

I plan to attend the annual meeting.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy)

0 0 8 2 7 9 4 1 U P X C O Y

Proxy - International Securities Exchange, Inc.

Annual Meeting Proxy Card for Class B-3 Common Stock

This Proxy is being solicited by the Board of Directors of the International Securities Exchange, Inc. (“ISE”) for the Annual Meeting of Shareholders on Thursday, May 11, 2006.

The undersigned hereby appoint(s) Michael J. Simon and Katherine A. Simmons with full power to act alone and with full power of substitution, as proxy of such shareholder(s), to attend the Annual Meeting of ISE to be held at 10:00 a.m., local time, on Thursday May 11, 2006 at The Down Town Association, located at 60 Pine Street, New York, NY 10005, and any postponement or adjournment thereof, and to vote all shares of Class B-3 common stock of ISE held of record by such shareholder(s) as of the close of business on March 30, 2006 upon the proposal as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED AS SET FORTH IN THE PROXY STATEMENT FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any matters incident to the conduct of the Annual Meeting, including any motion to adjourn or postpone the Annual Meeting. The proposal is fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

THANK YOU FOR VOTING

(Continued, and to be dated and signed on the reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

To vote using the Internet

• Go to the following web site:

WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 5:00 p.m., Local Time, on May 10, 2006

THANK YOU FOR VOTING